                                                               Exhibit 26(d)(1)

                                         VARIABLE UNIVERSAL LIFE DEFENDER POLICY


                                        Insured                       JOHN A DOE

                                        Policy Number:                1-000-000Z

                                        Policy Date:                Aug 01, 2014

                                        FLEXIBLE PREMIUM VARIABLE UNIVERSAL
                                        LIFE INSURANCE WITH INDEX-LINKED
                                        INTEREST FEATURES

                                        FACE AMOUNT AND PREMIUM MAY BE
Values allocated to the index-linked    ADJUSTED BY THE OWNER.
accounts may be affected by the
interest credits associated with the    VARIABLE BENEFITS
referenced index. Values allocated to
the variable separate account           NONPARTICIPATING
participate directly in, and are
subject to, the investment performance  THE FACE AMOUNT IS SHOWN ON THE POLICY
of the underlying equity investments.   DATA PAGES. THE DEATH BENEFIT WILL
                                        VARY DEPENDING ON THE DEATH BENEFIT
EVEN IF PLANNED PREMIUMS ARE PAID, IT   OPTION ELECTED. THE VALUES OF THIS
IS POSSIBLE THAT THE POLICY MAY         POLICY ALLOCATED TO THE VARIABLE
TERMINATE BEFORE THE DEATH OF THE       SEPARATE ACCOUNT WILL VARY FROM DAY TO
INSURED DUE TO CHANGES IN INTEREST      DAY DEPENDING UPON SEPARATE ACCOUNT
CREDITED, AND MONTHLY CHARGES.          INVESTMENT EXPERIENCE. THERE IS NO
ADDITIONALLY, LOANS, PARTIAL            GUARANTEED MINIMUM ACCUMULATION VALUE.
SURRENDERS AND DEATH BENEFIT OPTION     EVEN IF PLANNED PREMIUMS ARE PAID, IT
CHANGES MAY AFFECT THE LENGTH OF TIME   IS POSSIBLE THAT THE POLICY MAY
THE POLICY STAYS IN FORCE               TERMINATE BEFORE THE DEATH OF THE
                                        INSURED.
NOTICE OF YOUR RIGHT TO EXAMINE THIS
POLICY.                                 READ YOUR POLICY CAREFULLY

     It is important to us that you     THIS IS A LEGAL CONTRACT
are satisfied with this policy after
it is issued. If you are not satisfied       Subject to the provisions of this
with it, you may return the policy to   policy, we promise to pay to the
us or our agent within 30 days after    beneficiary the death proceeds when we
you receive it. If you return the       receive proof satisfactory to us of
policy, you will receive a full refund  the insured's death.
of any premiums within 7 days of the
date we receive your notice of               This policy is issued in
cancellation.                           consideration of the application for
                                        this policy and the payment of the
                                        premiums.

                                             The owner and the beneficiary are
                                        as named in the initial application
                                        unless they are changed as provided in
                                        this policy.

                                             Signed for Minnesota Life
                                        Insurance Company, a stock company, at
                                        St. Paul, Minnesota, on the policy
                                        date.

                                        [Gary R. Christensen      Robert Senkler
                                            Secretary               President]

MINNESOTA LIFE

MINNESOTA LIFE INSURANCE COMPANY
[A Securian Company
400 Robert Street North
St. Paul, MN 55101-2098
651-665-3500]

ICC14-20001

                                                                           INDEX

                                        Accumulation Value....................13

                                        Accounts.............................. 9

                                        Additional Information................20

IF YOU HAVE QUESTIONS OR COMPLAINTS     Allocation of Premiums................ 9
ABOUT THIS POLICY, YOU MAY CONTACT
YOUR ADVISOR, US, OR THE INSURANCE      Assignment............................21
DEPARTMENT OF YOUR STATE AT THE
FOLLOWING LOCATION.                     Basis of Values.......................14

INSURANCE DEPARTMENT OF: [ ]            Beneficiary........................... 7
[ADDRESS]
[ADDRESS]                               Death Benefit......................... 6

TELEPHONE NUMBER [ ]                    Definitions........................... 3
TOLL FREE TELEPHONE NUMBER [ ]
                                        General Information................... 5

                                        Grace Period..........................17

                                        Incontestability......................21

                                        Ownership............................. 6

                                        Payment of Proceeds................... 7

                                        Policy Changes........................14

                                        Policy Charges........................15

                                        Policy Loans..........................17

                                        Premiums.............................. 8

                                        Reinstatement.........................17

                                        Requested Transfers...................13

                                        Settlement Options.................... 7

                                        Suicide Exclusion.....................21

                                        Surrender.............................19

                                        Termination...........................17

                                                              Policy Data Pages

          VARIABLE UNIVERSAL LIFE POLICY WITH INDEXED ACCOUNT OPTIONS

Insured:                                        [John A. Doe]

Issue Age:                                      [35]

Gender:                                         [Male]

Policy Number:                                  [1-000-000Z]

Policy Date:                                    [Aug 1 2014]

[Policy Change Date:                            [Aug 1 2016]

Death Benefit Option:                           [Level]

Insurance Amount as of:                         [Aug 1 2014]

   Face Amount                                            [$500,000]

   Total Insurance Amount                                 [$500,000]

PREMIUM

Monthly Initial Minimum Premium:                    [$171.32] effective [Aug 1 2014]

Planned Premium:                                    [$937.50 Quarterly]

Maturity Date:                                      [Aug 1 2100]

This policy may not mature on the maturity date even if planned premiums are paid because the current cost of insurance and interest rates are not guaranteed, policy loans and partial withdrawals may be taken, the investment performance of the funds in the Separate Account may be negative, you may change your death benefit option or because of requested changes to your face amount of insurance. We will pay the cash surrender value of the policy on the maturity date. If coverage continues to the maturity date, there may be little or no cash surrender value payable.

[This policy has been changed effective [MMM DD CCYY]. The original policy data pages and any changes in effect prior to the [MMM DD CCYY] are replaced by these policy data pages. If we required evidence of insurability to change this policy, the incontestability and suicide periods with respect to the change will be measured from [MMM DD CCYY]].

                  Signed for Minnesota Life Insurance Company
              at St. Paul, Minnesota on the adjusted policy date.

          [GARY R CHRISTENSEN                     ROBERT L SENKLER
               Secretary                             President]]

BASIC POLICY
                                                              Coverage Layer
                                                                  Amount

Coverage Layer                                                  [$500,000]
   Effective:               [Aug 1, 2014]
   Age:                     [35]
   Risk Class:              [Preferred Non-Tobacco]
   [INCLUDE WAIVER OF PREMIUM AGREEMENT UNTIL AGE 60.]

                                                                    1-000-000Z
ICC14-20001                                                                1.1

                                                              Policy Data Pages

Total Base Face Amount............................................. [$500,000]

ADDITIONAL AGREEMENTS

[Overloan Protection Agreement
   Effective: Aug 01 20014
   There is a one-time charge for this agreement assessed when you exercise this agreement]

  [Death Benefit Guarantee Flex Agreement
       Effective: [Aug 01 2014]
       Terminates:[Aug 01 2100]
       There is a monthly charge for this agreement.]

[Level Term Insurance Agreement
   Amount:   [$100,000]
   Effective:   [August 01 2014]
   Terminates:   [August 01 2064]
   Risk Class:   [Preferred Non-Tobacco]
   There is a monthly charge for this agreement.]

                                                                    1-000-000Z
ICC14-20001                                                                1.2

                                                              Policy Data Pages

OTHER IMPORTANT INFORMATION

Interim Account Transfer Date:         The 3rd Friday of each month

Death Benefit Qualification Test:      [Guideline Premium Test]

Guaranteed Interest Rate:              2%

Net Amount at Risk Divisor:            1.001652

Fixed Interest Loan Interest Rate:     3%

Variable Interest Loan Interest Rate:  [4.25%] effective through [July 31 2015]

                                                                    1-000-000Z
ICC14-20001                                                                1.3

                                                              Policy Data Pages

OTHER IMPORTANT INFORMATION

[Guideline Premium Test Death Benefit Percentage Factors:

Age          Percentage      Age      Percentage         Age          Percentage
0-40            250%         54          157%             68             117%
 41             243%         55          150%             69             116%
 42             236%         56          146%             70             115%
 43             229%         57          142%             71             113%
 44             222%         58          138%             72             111%
 45             215%         59          134%             73             109%
 46             209%         60          130%             74             107%
 47             203%         61          128%           75-90            105%
 48             197%         62          126%             91             104%
 49             191%         63          124%             92             103%
 50             185%         64          122%             93             102%
 51             178%         65          120%             94             101%
 52             171%         66          119%           95-121           100%]
 53             164%         67          118%

                                                                    1-000-000Z
ICC14-20001                                                                1.4

                                                              Policy Data Pages

INFORMATION ABOUT THE AVAILABLE ACCOUNTS

INDEXED ACCOUNTS:                                 INDICES:                INDEX WEIGHT:
   Indexed Account A:                [Standard & Poor's 500(R) Composite      [100%]
                                     Stock Price Index excluding
                                     dividends, or its successor. (1)]

       Segment Term:                 1 year

       Index Credit Term:            1 year

       Indexed Account Charge:       Maximum of .05%

       Index Segment Charge:         0%

       Participation Rate:           100% guaranteed

       Growth Floor:                 0%

       Growth Cap:                   [13]% in effect on [Feb 1, 2014]

       Minimum Growth Cap:           2%

   Indexed Account B:                [Standard & Poor's 500(R) Composite      [100%]
                                     Stock Price Index excluding
                                     dividends, or its successor. (1)]

       Segment Term:                 1 year

       Index Credit Term:            1 year

       Indexed Account Charge:       Maximum of .05%

       Index Segment Charge:         0%

       Participation Rate:           140% guaranteed

       Growth Floor:                 0%

       Growth Cap:                   [8]% in effect on [Feb 1, 2014]

       Minimum Growth Cap:           1.43%

                                                                    1-000-000Z
ICC14-20001                                                                1.5

                                                              Policy Data Pages

INDEX-LINKED RETURNS FOR STANDARD & POOR'S 500(R), DO NOT INCLUDE THE PORTION OF RETURNS GENERATED BY THE UNDERLYING INDEX THAT COME FROM DIVIDENDS.

THE GROWTH CAP ON EACH INDEXED ACCOUNT IS NOT A GUARANTEED ELEMENT AND CAN BE CHANGED BY MINNESOTA LIFE. ANY CHANGE IN THE GROWTH CAP WOULD AFFECT THE INDEX CREDITS, AND WOULD THUS AFFECT THE INTEREST RETURN APPLICABLE TO THE ACCUMULATION VALUE IN THAT INDEXED ACCOUNT.

                                                                    1-000-000Z
ICC14-20001                                                                1.6

                                                              Policy Data Pages

INDEXED DISCLOSURES:

[(1)S&P 500(R), Standard & Poor's 500(R) index, Standard & Poor's(R), "S&P(R)", "S&P 500(R)", "Standard & Poor's 500(R)", and "500" are trademarks of
Standard & Poor's and have been licensed for use by Minnesota Life Insurance Company ("Minnesota Life"). The ML Premier Variable Universal Life Insurance policy (" Policy") is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Product.

The Policy is not sponsored, endorsed, sold or promoted by Standard & Poor's ("S&P") or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Policy or any member of the public regarding the advisability of investing in securities generally or in the Policy particularly or the ability of the S&P 500(R) (the "Index") to track general stock market performance. S&P's and its third party licensor's only relationship to Minnesota Life is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to Minnesota Life or the Policy. S&P and its third party licensors have no obligation to take the needs of Minnesota Life or the owners of policies into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Policy or the timing of the issuance or sale of the Policy or in the determination or calculation of the equation by which the Policy is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Policy.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.]

                                                                    1-000-000Z
ICC14-20001                                                                1.7

                                                              Policy Data Pages

[NON-TOBACCO] MAXIMUM MONTHLY COST OF INSURANCE RATES

The [non-tobacco] maximum monthly cost of insurance rates are listed per $1,000 of net amount at risk. For a special risk class the cost of insurance rates are a multiple of the rating percentage and never larger than 83.3333. The rate is applied to the base coverage.

 AGE          RATE          AGE         RATE          AGE        RATE          AGE          RATE
 35          0.09089        60         0.74695         85      10.14422        110        77.04001
 36          0.09589        61         0.83114         86      11.31891        111        83.33333
 37          0.10007        62         0.93398         87      12.62238        112        83.33333
 38          0.10758        63         1.04963         88      14.04388        113        83.33333
 39          0.11425        64         1.17137         89      15.57220        114        83.33333
 40          0.12176        65         1.30009         90      17.19964        115        83.33333
 41          0.13178        66         1.43072         91      18.76184        116        83.33333
 42          0.14430        67         1.56327         92      20.42406        117        83.33333
 43          0.15850        68         1.70627         93      22.21645        118        83.33333
 44          0.17520        69         1.85467         94      24.15514        119        83.33333
 45          0.19441        70         2.03500         95      26.24420        120        83.33333
 46          0.21279        71         2.23720         96      28.20561
 47          0.23285        72         2.50360         97      30.35199
 48          0.24455        73         2.78562         98      32.70866
 49          0.25793        74         3.08342         99      35.30337
 50          0.27717        75         3.41024        100      38.17512
 51          0.29975        76         3.76820        101      40.53000
 52          0.33071        77         4.18587        102      43.11768
 53          0.36419        78         4.67661        103      45.96629
 54          0.40691        79         5.24717        104      49.11195
 55          0.45970        80         5.87410        105      52.54884
 56          0.51338        81         6.59415        106      56.37067
 57          0.57128        82         7.35120        107      60.64050
 58          0.62083        83         8.17591        108      65.43820
 59          0.67798        84         9.09944        109      70.86240

                                                                    1-000-000Z
ICC14-20001                                                                1.8

                                                              Policy Data Pages

[NON-TOBACCO]DEATH BENEFIT GUARANTEE AGREEMENT MAXIMUM MONTHLY COST OF INSURANCE RATES

The DBGA [non-tobacco] maximum monthly cost of insurance rates are listed per $1,000 of net amount at risk. For special risk the cost of insurance rates are multiplied by the rating percentage.

AGE            RATE          AGE         RATE            AGE           RATE            AGE            RATE
35            0.02667        60         0.10837           85          1.25935          110           6.89422
36            0.02667        61         0.11837           86          1.39366          111           7.30151
37            0.02667        62         0.13171           87          1.54152          112           7.73232
38            0.02834        63         0.14673           88          1.69791          113           8.19031
39            0.02834        64         0.16341           89          1.86453          114           8.67569
40            0.03000        65         0.18009           90          2.03637          115           9.19042
41            0.03167        66         0.19677           91          2.19655          116           9.73827
42            0.03167        67         0.21346           92          2.36364          117          10.31778
43            0.03334        68         0.23181           93          2.53763          118          10.93455
44            0.03667        69         0.25017           94          2.72195          119          11.58718
45            0.03834        70         0.27187           95          2.91492          120          12.25467
46            0.04167        71         0.29858           96          3.08775
47            0.04334        72         0.33197           97          3.26923
48            0.04501        73         0.36704           98          3.46279
49            0.04667        74         0.40545           99          3.66845
50            0.04834        75         0.44555          100          3.88627
51            0.05167        76         0.49066          101          4.11628
52            0.05501        77         0.54248          102          4.36024
53            0.06001        78         0.60434          103          4.61820
54            0.06501        79         0.67458          104          4.89366
55            0.07168        80         0.75155          105          5.17982
56            0.07835        81         0.84027          106          5.48361
57            0.08502        82         0.93071          107          5.80684
58            0.09169        83         1.02958          108          6.14788
59            0.09836        84         1.13688          109          6.51030

                                                                    1-000-000Z
ICC14-20001                                                                1.9

                                                              Policy Data Pages

OTHER POLICY CHARGES

Premium Charge

A maximum of 10.0% of each premium paid.

Monthly Policy Charge

The Monthly Policy Charge will not exceed $12.00 per month plus $0.0125 per $1,000 of face amount per month.

Policy Issue Charge

Each of the following Policy Issue Charge(s) will be assessed monthly for 15 years against the accumulation value.

           Amount                Effective                   Until
           [60.94                08/01/2014                  08/01/2029]

Mortality and Expense Risk Charge

A maximum of .075% of the accumulation value per month.

Policy Change Transaction Charge

The maximum policy change transaction charge is $100.00 per policy change transaction.

Partial Surrender Transaction Charge

The lesser of $25 or 2% of the amount of the partial surrender.

Transfer Transaction Charge

The maximum Transfer Transaction Charge is $50.00 per transfer transaction.

Overloan Protection Agreement Charge

The maximum charge is 10% of the Accumulation Value, assessed once when this agreement is exercised.

                                                                    1-000-000Z
ICC14-20001                                                               1.10

                                                              Policy Data Pages

[DEATH BENEFIT GUARANTEE AGREEMENT (DBGA) ACCOUNT VALUE INFORMATION

DBGA Interest Rate:              [5.75%]
DBGA net amount at risk divisor  [1.004670]
DBGA Premium Charge:             A maximum of [10.0%] of each premium paid.
DBGA Account Allocation Factors
[  Designated Accounts           100%
   All Other Accounts             75%
DBGA Performance Credit Factors
   Designated Accounts            90%
   All Other Accounts             75%

For a list of Accounts and Designated Accounts please refer to the prospectus.]

DBGA Policy Issue Charge

           Amount                   Effective                Until
           [89.58                   08/01/2014               11/01/2029]

DBGA Value[Preferred Non-Tobacco] Guaranteed Maximum Monthly Cost of Insurance Rates

The DBGA Value [preferred non-tobacco] guaranteed maximum monthly cost of insurance rates are listed per $1,000 of net amount at risk.

AGE            RATE            AGE           RATE            AGE            RATE            AGE            RATE
 35           0.06251          60           0.54131           85           8.02675          110          62.24947
 36           0.06417          61           0.60226           86           8.80349          111          66.55140
 37           0.07584          62           0.66908           87           9.85692          112          72.01695
 38           0.07668          63           0.76094           88          10.15910          113          76.63621
 39           0.07918          64           0.84450           89          12.40755          114          82.66805
 40           0.08084          65           0.94060           90          13.88606          115          83.33333
 41           0.08418          66           1.02757           91          15.49708          116          83.33333
 42           0.09035          67           1.12541           92          18.38888          117          83.33333
 43           0.10335          68           1.20747           93          19.87204          118          83.33333
 44           0.10919          69           1.33125           94          20.64549          119          83.33333
 45           0.12503          70           1.43685           95          20.81604          120          83.33333]
]46           0.14253          71           1.61514           96          22.67084
 47           0.14921          72           1.81711           97          24.58414
 48           0.16421          73           2.02598           98          26.35266
 49           0.16922          74           2.24176           99          28.26797
 50           0.18673          75           2.56958          100          30.32504
 51           0.20507          76           2.80950          101          32.43162
 52           0.22676          77           3.07348          102          34.63354
 53           0.26011          78           3.46423          103          37.83393
 54           0.18597          79           4.00453          104          40.34607
 55           0.32434          80           3.44776          105          43.86241
 56           0.32439          81           5.00566          106          46.48518
 57           0.40611          82           5.61933          107          50.22270
 58           0.44533          83           6.24676          108          54.08188
 59           0.48623          84           7.01309          109          60.08864

                                                                    1-000-000Z
ICC14-20001                                                               1.11

                                                              Policy Data Pages

SURRENDER AND DEATH PROCEEDS ALTERNATIVE SETTLEMENT OPTIONS

Option 1: Interest Payments

Please refer to the Payment of Proceeds section of your policy.

Option 2: Payments for a Specified Period

   Monthly payments per $1,000 of proceeds applied under this option are shown below.

                      NUMBER OF YEARS    MONTHLY PAYMENTS
                      ---------------    ----------------
                              5               $17.08
                             10                 8.75
                             15                 5.98
                             20                 4.59
                             25                 3.76

[Option 3: Life Income

   Monthly payments per $1,000 of proceeds based on the Annuity 2000 Table and applied under this option are shown below.

                               Life Income with Payments Guaranteed for Male
                               ---------------------------------------------
Age                            Life      5 Years     10 Years    20 Years
---                            -----     -------     --------    --------
50                             $2.98      $2.98       $2.97       $2.89
55                              3.37       3.37        3.34        3.20
60                              3.89       3.87        3.82        3.55
65                              4.58       4.55        4.43        3.90
70                              5.54       5.46        5.20        4.21
75                              6.87       6.67        6.08        4.43

                               Life Income with Payments Guaranteed for Female
                               -----------------------------------------------
Age                            Life      5 Years     10 Years     20 Years
---                            -----     -------     --------     --------
50                             $2.75      $2.74       $2.74        $2.70
55                              3.08       3.08        3.06         2.99
60                              3.52       3.51        3.49         3.34
65                              4.11       4.09        4.03         3.72
70                              4.93       4.89        4.75         4.09
75                              6.12       6.01        5.66         4.37]

[Option 3: Life Income

   Monthly payments for each $1,000 of proceeds based on the Annuity 2000 Table and applied under this option are shown below.

                               Life Income with Payments Guaranteed for Unisex
                               -----------------------------------------------
Age                            Life      5 Years     10 Years     20 Years
---                            -----     -------     --------     --------
50                             $2.79      $2.79       $2.78        $2.74
55                              3.14       3.14        3.12         3.04
60                              3.59       3.58        3.55         3.38
65                              4.20       4.18        4.44         3.76
70                              5.05       5.00        4.84         4.12
75                              6.26       6.14        5.75         4.38]

Option 4: Payments of a Specified Amount

Please refer to the Payment of Proceeds section of your policy.

Settlement Option Guaranteed Annual Interest Rate:       1%

                                                                    1-000-000Z
ICC14-20001                                                               1.12

                                                              Policy Data Pages

SURRENDER CHARGES

The maximum Surrender Charges shown below will be assessed for 15 years against the accumulation value at the time this policy is surrendered in full.

 Amount            Through           Amount           Through           Amount           Through
9,803.04           09/2014          9,543.55          01/2018          9,260.31          05/2021
9,803.04           10/2014          9,543.55          02/2018          9,260.31          06/2021
9,803.04           11/2014          9,543.55          03/2018          9,260.31          07/2021
9,803.04           12/2014          9,543.55          04/2018          9,260.31          08/2021
9,803.04           01/2015          9,543.55          05/2018          9,160.27          09/2021
9,803.04           02/2015          9,543.55          06/2018          9,160.27          10/2021
9,803.04           03/2015          9,543.55          07/2018          9,160.27          11/2021
9,803.04           04/2015          9,543.55          08/2018          9,160.27          12/2021
9,803.04           05/2015          9,451.88          09/2018          9,160.27          01/2022
9,803.04           06/2015          9,451.88          10/2018          9,160.27          02/2022
9,803.04           07/2015          9,451.88          11/2018          9,160.27          03/2022
9,803.04           08/2015          9,451.88          12/2018          9,160.27          04/2022
9,719.06           09/2015          9,451.88          01/2019          9,160.27          05/2022
9,719.06           10/2015          9,451.88          02/2019          9,160.27          06/2022
9,719.06           11/2015          9,451.88          03/2019          9,160.27          07/2022
9,719.06           12/2015          9,451.88          04/2019          9,160.27          08/2022
9,719.06           01/2016          9,451.88          05/2019          9,057.29          09/2022
9,719.06           02/2016          9,451.88          06/2019          9,057.29          10/2022
9,719.06           03/2016          9,451.88          07/2019          9,057.29          11/2022
9,719.06           04/2016          9,451.88          08/2019          9,057.29          12/2022
9,719.06           05/2016          9,357.48          09/2019          9,057.29          01/2023
9,719.06           06/2016          9,357.48          10/2019          9,057.29          02/2023
9,719.06           07/2016          9,357.48          11/2019          9,057.29          03/2023
9,719.06           08/2016          9,357.48          12/2019          9,057.29          04/2023
9,632.59           09/2016          9,357.48          01/2020          9,057.29          05/2023
9,632.59           10/2016          9,357.48          02/2020          9,057.29          06/2023
9,632.59           11/2016          9,357.48          03/2020          9,057.29          07/2023
9,632.59           12/2016          9,357.48          04/2020          9,057.29          08/2023
9,632.59           01/2017          9,357.48          05/2020          8,951.31          09/2023
9,632.59           02/2017          9,357.48          06/2020          8,951.31          10/2023
9,632.59           03/2017          9,357.48          07/2020          8,951.31          11/2023
9,632.59           04/2017          9,357.48          08/2020          8,951.31          12/2023
9,632.59           05/2017          9,260.31          09/2020          8,951.31          01/2024
9,632.59           06/2017          9,260.31          10/2020          8,951.31          02/2024
9,632.59           07/2017          9,260.31          11/2020          8,951.31          03/2024
9,632.59           08/2017          9,260.31          12/2020          8,951.31          04/2024
9,543.55           09/2017          9,260.31          01/2021          8,951.31          05/2024
9,543.55           10/2017          9,260.31          02/2021          8,951.31          06/2024
9,543.55           11/2017          9,260.31          03/2021          8,951.31          07/2024
9,543.55           12/2017          9,260.31          04/2021          8,951.31          08/2024

                                                                    1-000-000Z
ICC14-20001                                                               1.13

                                                              Policy Data Pages

 Amount            Through           Amount           Through           Amount           Through
8,842.24           09/2024          8,730.02          05/2026          8,495.82          01/2028
8,842.24           10/2024          8,730.02          06/2026          8,495.82          02/2028
8,842.24           11/2024          8,730.02          07/2026          8,495.82          03/2028
8,842.24           12/2024          8,730.02          08/2026          8,495.82          04/2028
8,842.24           01/2025          8,614.57          09/2026          8,495.82          05/2028
8,842.24           02/2025          8,614.57          10/2026          8,495.82          06/2028
8,842.24           03/2025          8,614.57          11/2026          8,495.82          07/2028
8,842.24           04/2025          8,614.57          12/2026          8,495.82          08/2028
8,842.24           05/2025          8,614.57          01/2027          8,373.67          09/2028
8,842.24           06/2025          8,614.57          02/2027          8,373.67          10/2028
8,842.24           07/2025          8,614.57          03/2027          8,373.67          11/2028
8,842.24           08/2025          8,614.57          04/2027          8,373.67          12/2028
8,730.02           09/2025          8,614.57          05/2027          8,373.67          01/2029
8,730.02           10/2025          8,614.57          06/2027          8,373.67          02/2029
8,730.02           11/2025          8,614.57          07/2027          8,373.67          03/2029
8,730.02           12/2025          8,614.57          08/2027          8,373.67          04/2029
8,730.02           01/2026          8,495.82          09/2027          8,373.67          05/2029
8,730.02           02/2026          8,495.82          10/2027          8,373.67          06/2029
8,730.02           03/2026          8,495.82          11/2027          8,373.67          07/2029
8,730.02           04/2026          8,495.82          12/2027          8,373.67          08/2029

                                                                    1-000-000Z
ICC14-20001                                                               1.14

SUMMARY OF POLICY FEATURES

This policy is a flexible premium       ACCUMULATION VALUE
variable universal life policy with
fixed indexed account options. As long  The net premiums you pay for this
as the policy is inforce, a death       policy become part of the accumulation
benefit is payable upon the death of    value. The accumulation value is
the insured. Premiums, after premium    available to you during the insured's
charges, are allocated to the           lifetime, to be used:
guaranteed interest account, the
variable separate account, the fixed         -    as collateral for a loan or
indexed accounts, or any combination              as a policy loan.
of the accounts available.
                                             -    to continue insurance
DEATH PROCEEDS                                    protection if you cannot, or
                                                  do not wish to, continue
The amount payable to the beneficiary             paying premiums.
on the death of the insured is the
total of the following amounts:              -    to obtain cash by
                                                  surrendering your policy, in
      -  The death benefit,                       full, or in part.

PLUS  -  Any additional insurance on    SURRENDER PROCEEDS
         the insured's life provided
         by an additional agreement     The amount payable to the owner when
         (see the policy data pages),   the policy is surrendered:

PLUS -   Under the Level Option, any          -   The accumulation value of
         premium paid after the date              the policy,
         of the insured's death,
                                        MINUS -   Any unpaid policy charges
MINUS -  Any unpaid monthly policy                which we assess against
         charges which we assess                  accumulation value,
         against accumulation value,
                                        MINUS -   Any outstanding policy loan,
MINUS -  Any outstanding policy loan,
                                        MINUS -   Any unpaid policy loan
MINUS -  Any unpaid policy loan                   interest,
         interest.
                                        MINUS -   The surrender charge, if
VARIABILITY                                       applicable.

Accumulation value in the variable      ADDITIONAL AGREEMENTS
separate account will reflect
investment experience of the            The additional agreements, if any,
sub-accounts you choose.                listed on the policy data pages are
                                        described more fully in those
Investment experience may, depending    additional agreements.
on the death benefit option selected,
increase the amount of the death
benefit.


ICC14-20001                                                                   2
                                                             Minnesota Life   2

DEFINITIONS                               FUND

When we use the following words, this     A mutual fund or separate investment
is what we mean:                          portfolio within a series mutual fund
                                          which we designate as an eligible
1940 ACT                                  investment for the separate account
                                          and its sub-accounts.
The Investment Company Act of 1940, as
amended, or any similar successor         GENERAL ACCOUNT
federal act.
                                          All assets of the Minnesota Life
ACCUMULATION VALUE                        Insurance Company other than those in
                                          the variable separate account or in
The sum of the values under this          other fully insulated separate
policy in the guaranteed interest         accounts established by us.
account, the fixed loan account,
interim account, fixed indexed            GOOD ORDER
accounts and variable separate
account.                                  All necessary documents and forms are
                                          complete and in our possession. To be
AGE                                       in "good order", instruction must be
                                          sufficiently clear so that we do not
The issue age plus the number of          need to exercise any discretion to
complete policy years elapsed.            follow such instructions and any
                                          payment amount must meet our minimum
CODE                                      requirements to complete the request.
                                          We reserve the right to change, from
The U.S. Internal Revenue Code of         time to time, our requirements for
1986, as amended.                         what constitutes good order and which
                                          documents, forms and payment amounts
CSO TABLES                                are required in order for us to
                                          complete your request.
The 2001 Commissioners Standard
Ordinary Smoker Distinct, Ultimate,       GROWTH CAP
Age Nearest Birthday, Sex-Distinct
Mortality Tables. If the policy was       A growth cap is the maximum growth
issued as unisex, we use a                rate of a segment in any index credit
corresponding unisex mortality table,     term. The growth cap in effect at the
the 2001 Commissioners Standard           policy date or at any policy change
Ordinary Smoker Distinct, Ultimate,       date for any fixed indexed account is
Age Nearest Birthday, Table B (80%        shown on the policy data pages. For
males, 20% female) Mortality Tables.      each subsequent index credit term and
The gender on the policy data pages       for each fixed indexed account, we
describes whether the policy was          will determine the growth cap for that
issued as sex-distinct or unisex.         index credit term. For each subsequent
                                          index credit term, the growth cap for
COVERAGE LAYER                            that index credit term is equal to the
                                          growth cap in effect at the beginning
A layer of insurance coverage with an     of that index credit term.
associated coverage amount. The first
coverage amount shown on the policy       GROWTH FLOOR
data pages is the amount of the
initial coverage layer. There may be      The minimum segment growth rate during
multiple coverage layers. All layers      all index credit terms is equal to the
will be shown on the policy data          value shown on the policy data pages.
pages.
                                          GUARANTEED INTEREST ACCOUNT
FACE AMOUNT
                                          The guaranteed interest account is
The sum of the coverage amounts of        part of our general account and
each coverage layer. The face amount      credits a fixed annual rate of
as of the policy date is equal to the     interest on amounts held in the
initial coverage amount as shown on       guaranteed interest account on a daily
the policy data pages.                    basis. Amounts held in the guaranteed
                                          interest account credit interest at an
FIXED INDEXED ACCOUNT                     annual rate not less than the
                                          guaranteed rate of interest which is
A fixed indexed account is a part of      shown on the policy data pages.
the general account value and credits
interest based on a change in the         GUARANTEED INTEREST RATE
indices associated with that account.
The fixed indexed accounts are shown      The rate of interest that is
on the policy data pages along with       guaranteed for this policy's general
the indices that apply to each.           account options which is shown on the
                                          policy data pages.
FIXED LOAN ACCOUNT

The fixed loan account contains
amounts transferred from your other
accounts as collateral for a loan when
a fixed interest rate loan is taken.

ICC14-20001                                                                   2
                                                             Minnesota Life   3

INDEX                                   MATURITY DATE

An external index that is used in       The date shown on the policy data
determining the amount of any index     pages. The date the policy's surrender
credits for index credit terms under a  value or death proceeds, if any, will
fixed indexed account. The external     be paid.
indices may reference more than one
fixed indexed account and will be       MINIMUM GROWTH CAP
referred to as indices. The external
index or indices are shown on the       The minimum rate at which we may set
policy data pages.                      the growth cap for any fixed indexed
                                        account index credit term.
INDEX CREDITS
                                        NET AMOUNT AT RISK
The amount of interest we may credit
to the value allocated to a segment of  The value equal to the death benefit
a fixed indexed account during an       at the most recent monthly policy
index credit term. The amount of an     anniversary divided by the net amount
index credit is determined by           at risk divisor (shown on the policy
reference to the performance of the     data pages), and then reduced by the
applicable indices over the index       accumulation value at the beginning of
credit term, subject to the growth cap  the policy month, before the current
and the growth floor.                   month's cost of insurance charge is
                                        deducted.
INDEX CREDIT TERM
                                        NET PREMIUM
The time period over which changes in
the underlying indices of a segment     A premium payment less the premium
are measured for purposes of            charge assessed against that premium.
calculating the index credit for that
segment. The index credit term for any  PARTICIPATION RATE
fixed indexed account is shown on the
policy data pages.                      A percentage of the segment growth
                                        rate used in calculating the index
INITIAL MINIMUM PREMIUM                 credit for each segment at the end of
                                        each index credit term. The
The amount of premium required to put   participation rate in effect at the
the policy in force. The initial        policy date or at any policy change
minimum premium is the monthly initial  date for any fixed indexed account is
minimum premium shown on the policy     shown on the policy data pages. For
data pages multiplied by three (3)      each subsequent index credit term and
months plus the number of complete      for each fixed indexed account, we
months from the policy date to the      will determine the participation rate
date of payment.                        for that index credit term. For each
                                        subsequent index credit term, the
INSURED                                 participation rate for that index
                                        credit term is equal to the
The person whose life is insured under  participation rate in effect at the
this policy as shown on the policy      beginning of that index credit term.
data pages.
                                        PLANNED PREMIUM
INTERIM ACCOUNT
                                        The amount of premium you plan to pay
The interim account is a part of our    for this policy on a periodic basis.
general account and contains net
premiums and value transferred from     POLICY ANNIVERSARY
other accounts that you have directed
to be placed into the fixed indexed     The same day and month as your policy
accounts. On each interim account       date for each succeeding year your
transfer date, the value in the         policy remains in force. A monthly
interim account is moved into the       policy anniversary is the same day as
fixed indexed accounts according to     your policy date for each succeeding
your instructions.                      month your policy remains in force.

INTERIM ACCOUNT TRANSFER DATE           POLICY DATE

The date when transfers of values from  The date shown on the policy data
the interim account to any fixed        pages, which is the date from which
indexed account will occur. The         policy anniversaries, policy years,
interim account transfer date is shown  and monthly policy anniversaries are
on the policy data pages.               determined.

ISSUE AGE                               POLICY LOAN INTEREST

The insured's age at nearest birthday   The amount of interest we charge you
as of the policy date.                  on the policy loan balance on your
                                        policy.


ICC14-20001                                                                   2
                                                               Minnesota Life 4

POLICY LOAN TRANSACTION                 VALUATION DATE

Transactions involving policy loans     A valuation date is any date on which
that result in a change to the policy   the New York Stock Exchange ("NYSE")
loan amount, including new loans and    is open for trading, except for any
loan repayments.                        days specified in the prospectus for
                                        this policy subject to applicable
PROCEEDS                                regulatory authority and any day the
                                        fund corresponding to a sub-account
The amount we will pay under the terms  does not value its shares. A valuation
of this policy when your policy is      date ends at the close of trading on
surrendered or terminates as shown      the NYSE that day.
under the Surrender Proceeds section,
or when the insured dies.               VALUATION PERIOD

SEGMENT                                 The period between successive
                                        valuation dates measured from the time
A segment is the part of a fixed        of one determination to the next.
indexed account created by transfers
from the interim account or any amount  VARIABLE SEPARATE ACCOUNT retained in a fixed indexed account at
the end of the previous segment term.   The variable separate account is the
                                        "Minnesota Life Individual Variable
SEGMENT DATE                            Universal Life Account". We
                                        established this variable separate
The segment date is the date the        account for this class of policies and
segment was created. The segment        other classes of policies under
years, segment anniversaries, and       Minnesota law. The variable separate
segment term of a fixed indexed         account is composed of several
account are all measured from this      sub-accounts. We own the assets of the
date.                                   variable separate account. However,
                                        those assets are not chargeable with
SEGMENT TERM                            the liabilities arising out of any
                                        other business we conduct.
The length of time that a segment will
exist. The segment term for each fixed  WE, OUR, US
indexed account is shown on the policy
data pages.                             Minnesota Life Insurance Company.

SURRENDER VALUE                         WRITTEN REQUEST

The amount available to you when your   A request in good order in writing
policy is surrendered or terminates.    signed by you. We also may require
                                        that your policy be sent in with your
TERMINATE                               written request.

The insured's life is no longer         YOU, YOUR
insured under any of the terms of the
policy and the policy is no longer in   The owner of this policy as shown in
force.                                  the application, unless changed as
                                        provided in this policy. The owner may
UNIT                                    be someone other than the insured.

A measure of your interest in a         GENERAL INFORMATION
sub-account of the variable separate
account.                                WHAT IS YOUR AGREEMENT WITH US?

UNIT VALUE CREDIT                       Your policy, or any change to it,
                                        contains the entire contract between
A percentage we add to the gross        you and us. This includes the initial
investment rate for a sub-account for   application and all subsequent
a valuation period to determine the     applications to change your policy.
net investment factor of that           Any statements made either by you or
valuation period. The unit value        by the insured, in the initial
credit represents a portion, or all,    application or in any application for
of the payment we or our affiliates     change will, in the absence of fraud,
may receive from a fund or an           be considered representations and not
affiliate of a fund for the             warranties. Also, any statement made
performance of certain administrative,  either by you or by the insured will
record keeping and shareholder          not be used to void your policy nor
services. The amount of the unit value  defend against a claim under your
credit varies among sub-accounts and    policy unless the statement is
we may discontinue the application of   contained in the initial application
unit value credits at any time in our   or in any application for change to
sole discretion.                        this policy.

                                        No change or waiver of any of the
                                        provisions of this policy will be
                                        valid unless made in writing by us and
                                        signed by our president, a vice
                                        president, our secretary or an
                                        assistant secretary. No agent or other
                                        person has the authority to change or
                                        waive any provisions of your policy.


ICC14-20001                                                                   2
                                                               Minnesota Life 5

Any additional agreement attached to    DEATH BENEFIT
this policy will become a part of this
policy and will be subject to all the   WHAT IS THE DEATH BENEFIT?
terms and conditions of this policy
unless we state otherwise in the        On the date of death, the death
agreement.                              benefit for this policy is equal to
                                        the greater of:
WHEN DOES YOUR POLICY BECOME
EFFECTIVE?                                   (1)  the death benefit calculated
                                                  under the death benefit
Your policy will become effective on              option in effect; or
the earlier of the policy date or the
date the policy is delivered to you,         (2)  the minimum death benefit
provided you have paid the initial                calculated under the death
minimum premium, while the health of              benefit qualification test
the proposed insured remains as stated            applicable for this policy.
in the application for this policy.
                                        The death benefit qualification test
HOW WILL YOU KNOW THE STATUS OF YOUR    is shown on the policy data pages and
POLICY?                                 cannot change.

Each year without charge, we will send WHAT ARE THE DEATH BENEFIT OPTIONS? you a report. It will include the beginning and end dates of the current  The death benefit options are:
report period, the accumulation value,
if any, at the beginning of the              -    Level Option
current report period and at the end
of the current report period, death          -    Increasing Option
benefit, policy activity during the
report period, and the surrender value  WHAT IS THE LEVEL OPTION?
as of the date of the report. The
information in the report will be       Under the Level Option, the death
current as of a date within two months  benefit equals the face amount.
of its mailing.
                                        WHAT IS THE INCREASING OPTION?
You may also request in each policy
year to receive one illustrative        Under the Increasing Option, the death
report without charge. We reserve the   benefit equals the face amount plus
right to charge for additional          the accumulation value of the policy
illustrative reports up to the maximum  at the insured's death.
amount stated in the policy data
pages.                                  HOW IS THE DEATH BENEFIT OPTION
                                        ELECTED?
HOW DO YOU EXERCISE YOUR RIGHTS UNDER
THE POLICY?                             You elect a death benefit option on
                                        your policy application. If you fail
You can exercise all the rights under   to make an election, the Level Option
this policy during the insured's        will be in effect.
lifetime by making a written request
in good order to us. This includes the  WHAT IS THE DEATH BENEFIT
right to change the ownership. Any      QUALIFICATION TEST?
change in ownership will take effect
on the date the notice of change is     In order for your policy to be
signed by the owner, unless otherwise   considered life insurance under
specified by the owner. Any payments    Section 7702 of the Code, it must
made or actions taken by the company    satisfy either the cash value
prior to receipt of the notice will     accumulation test or the guideline
remain valid regardless of the date     premium test. Unless you specify
the owner signed the notice.            otherwise, the death benefit
                                        qualification test for this policy is
You may assign this policy by           the guideline premium test. The death
forwarding to us a written request in   benefit qualification test is shown on
good order in advance of such           the policy data pages and cannot be
assignment. We reserve the right,       changed.
except to the extent prohibited by
applicable state law or regulation or   For your policy to remain qualified as
by the action of the appropriate state a life insurance policy, we reserve regulatory authority, or any agency or the right to increase the amount of
officer performing like functions of    insurance on the insured, to return
the applicable State, to require that   any excess accumulation value, to hold
assignment will be effective only upon  premium until the policy date or
our acceptance, and to refuse           policy anniversary, or limit the
assignments at any time on a            amount of premium paid.
non-discriminatory basis. No
assignment applies to any action we     WHAT IS THE CASH VALUE ACCUMULATION
take before receiving your written      TEST?
request.
                                        Under this test, the minimum death
If your policy is assigned, we will     benefit is the greater of the amount
also require the written consent of     required for this policy to be deemed
the assignee. If you have designated    life insurance according to the Code,
an irrevocable beneficiary, the         or the accumulation value.
written consent of that beneficiary
will also be required.

ICC14-20001                                                                   2
                                                               Minnesota Life 6

WHAT IS THE GUIDELINE PREMIUM TEST?     Your written request will be effective
                                        as of the date you signed the request,
Under this test, the minimum death      unless otherwise specified by you.
benefit at any time is equal to the     However, if the insured dies before
accumulation value multiplied by the    the request has been received, the
death benefit percentage for the age    request will not be effective as to
of the insured as shown in the table    those death proceeds we have paid or
in the policy data pages.               actions we have taken before we
                                        received your request in good order.
WHEN IS THE DEATH BENEFIT DETERMINED?
                                        PAYMENT OF PROCEEDS
The death benefit is determined on
each monthly policy anniversary and as  WHEN WILL THE POLICY PROCEEDS BE
of the date of the insured's death.     PAYABLE?

WHAT PROCEEDS ARE PAYABLE AT THE        The proceeds of this policy will be
INSURED'S DEATH?                        payable if the policy is surrendered,
                                        terminated or if we receive proof
The amount payable at the insured's     satisfactory to us of the insured's
death shall be the death benefit        death. These events must occur while
provided by this policy, plus:          the policy is in force. Proof of any
                                        claim under this policy must be
     (1)  any additional insurance on   submitted in writing in good order to
          the insured's life provided   our home office. The proceeds will be
          by an additional agreement;   paid at our home office and in a
          plus                          single sum unless a settlement option
                                        has been selected.
     (2)  under the Level Option, any
          premium paid by you after     CAN PROCEEDS BE PAID IN OTHER THAN A
          the date of the insured's     SINGLE SUM?
          death; minus
                                        Yes. You may, during the insured's
     (3)  any unpaid monthly charges;   lifetime, request that we pay the
          minus                         proceeds under one of the following
                                        settlement options. We may also use
     (4)  any outstanding policy loan   any other method of payment that is
          and any unpaid policy loan    agreeable to you and us. A settlement
          interest.                     option may be selected only if the
                                        payments are to be made to a natural
BENEFICIARY                             person in that person's own right.

TO WHOM WILL WE PAY THE DEATH           The following settlement options are
PROCEEDS?                               all payable in fixed amounts as are
                                        described below. These payments do not
When we receive proof satisfactory to   vary with the investment performance
us of the insured's death, we will pay  of the variable separate account.
the death proceeds of this policy to
the beneficiary or beneficiaries named       OPTION 1 -- INTEREST PAYMENTS
in the application for this policy
unless you have changed the                  Payment of interest on the
beneficiary. In that event, we will          proceeds at such times and for a
pay the death proceeds to the                period that is agreeable to you
beneficiary named in your last change        and us. Withdrawal of proceeds
of beneficiary request as provided           may be made in amounts of at
below.                                       least $500. At the end of the
                                             period, any remaining proceeds
WHAT HAPPENS IF ONE OR ALL OF THE            will be paid in either a single
BENEFICIARIES DIES BEFORE THE INSURED?       sum or under any other method we
                                             approve.
If a beneficiary dies before the
insured, that beneficiary's interest         OPTION 2 -- PAYMENTS FOR A
in the policy ends with that                 SPECIFIED PERIOD
beneficiary's death.
                                             Monthly payments for a specified
Only those beneficiaries who survive         number of years. The amount of
the insured will be eligible to share        each monthly payment for each
in the death proceeds. If no                 $1,000 of proceeds applied under
beneficiary survives the insured, we         this option is shown on the
will pay the death proceeds of this          policy data pages. The monthly
policy to you, if living, otherwise,         payments for any period not shown
to your estate, or to your successor         will be furnished upon request.
if you are a corporation no longer in
existence.                                   OPTION 3 -- LIFE INCOME

CAN YOU CHANGE THE BENEFICIARY?              Monthly payments for the life of
                                             the person who is to receive the
If you have reserved the right to            income. We will require
change the beneficiary, you can              satisfactory proof of the
request in writing to change the             person's age and gender. Payments
beneficiary. If you have not reserved        can be guaranteed for 5, 10, or
the right to change the beneficiary,         20 years. The amount of each
the written consent of the irrevocable       monthly payment for each $1,000
beneficiary will be required.                of proceeds applied under this
                                             option is shown on the policy
                                             data pages. The monthly payments
                                             for any ages not shown will be
                                             furnished upon request.

ICC14-20001                                                                   2
                                                               Minnesota Life 7

     OPTION 4 -- PAYMENTS OF A          IS THERE A MINIMUM PREMIUM PAYMENT
     SPECIFIED AMOUNT                   AMOUNT ONCE THE POLICY IS IN FORCE?

     Monthly payments of a specified    Any premium payment after the payment
     amount until the proceeds and      of the initial minimum premium must be
     interest are fully paid.           at least $50.00. Premiums may be paid
                                        at any time.
If you request a settlement option, we
will prepare an agreement for you to    WHAT IS THE PLANNED PREMIUM?
sign, which will state the terms and
conditions under which the payments     The planned premium as of the policy
will be made.                           date or any policy change date is
                                        shown on the policy data pages. We
The settlement payments at the time of  will send you notices for the planned
commencement will not be less than      premium at the frequency shown on the
those that would be provided by the     policy data pages. You may request to
application of the surrender value to   have us send you notices once a year,
purchase a single premium annuity       twice a year, or four times a year.
contract at purchase rates offered to   The amount of the planned premium you
the same class of annuitants by the     have selected and the frequency you
company whether the annuity benefits    have selected will be on the notice.
are payable in fixed or variable
amounts or a combination thereof.       ARE THERE OTHER METHODS OF PAYING
                                        PLANNED PREMIUMS?
CAN A BENEFICIARY REQUEST PAYMENT
UNDER A SETTLEMENT OPTION?              With the consent of your financial
                                        institution, you may request that your
A beneficiary may select a settlement   planned premiums be automatically
option only after the insured's death.  withdrawn on a monthly basis from your
However, you may provide that the       account at that institution and paid
beneficiary will not be permitted to    directly to us.
change the settlement option or any
other method of payment you have        CAN YOU CHANGE YOUR PLANNED PREMIUM?
selected.
                                        You may change your planned premium by
ARE THE PROCEEDS EXEMPT FROM CLAIMS OF  sending us a written request in good
CREDITORS?                              order. In such case, we will send you
                                        notices for the new planned premium.
To the extent permitted by law, no      Payment of the planned premium does
payment of proceeds or interest we      not guarantee that the policy will
make will be subject to the claims of   remain in force.
any creditors.
                                        ARE THERE RESTRICTIONS ON THE PAYMENT
Also, if you provide that the option    OF PREMIUMS?
selected cannot be changed after the
insured's death, the payments will not  Yes. We intend that this policy will
be subject to the debts or contracts    qualify as a life insurance policy as
of the person receiving the payments.   defined by Section 7702 of the Code.
If garnishment or any other attachment  In order to maintain such
of the payments is attempted, we will   qualification, we reserve the right to
make those payments to a trustee we     increase the amount of insurance, to
name. The trustee will apply those      return any excess accumulation value,
payments for the maintenance and        to hold premium until the policy date
support of the person you named to      or policy anniversary, or limit the
receive the payments.                   amount of premium we will accept.

WHAT SETTLEMENT OPTION GUARANTEED       In addition, unless you have specified
ANNUAL INTEREST RATE WILL WE PAY ON     otherwise in writing, if the payment
POLICY PROCEEDS?                        of a premium would cause your policy
                                        to be classified as a modified
We will pay interest at an annual rate  endowment contract under the Code, we
which will never be less than the       will not accept your payment.
Settlement Option Guaranteed Annual
Interest Rate shown on the policy data  If mandated by our policies and
pages. On single sum death proceeds,    procedures in order to comply with
we will pay interest from the date of   applicable laws, we may reject a
the insured's death until the date of   premium. We may also be required to
payment.                                provide information to government
                                        regulators regarding the policy,
If death proceeds are not paid within   policy owner and premium payments.
31 days from the date payment is due,
interest from day 31 to the date of     WILL EVIDENCE OF INSURABILITY BE
payment will be credited at the         REQUIRED UPON THE PAYMENT OF A
Settlement Option Guaranteed Annual     PREMIUM?
Interest Rate shown on the policy data
pages plus an additional 10% annually   We reserve the right to require
for the delay in payment.               evidence of insurability satisfactory
                                        to us for any premium payment that
PREMIUMS                                would result in an immediate increase
                                        in the net amount at risk.
WHEN AND WHERE DO YOU PAY YOUR
PREMIUMS?

The initial minimum premium must be
paid by the time your policy is
delivered. All premiums after the
initial minimum premium must be mailed
to us at our home office or such other
place as we may direct.

ICC14-20001                                                                   2
                                                               Minnesota Life 8

IS THERE A PREMIUM REFUND AT THE        HOW ARE INITIAL PREMIUMS ALLOCATED
INSURED'S DEATH?                        WHEN YOUR POLICY IS ISSUED?

If the Level Death Benefit Option is    We reserve the right to delay the
in effect at the insured's death, we    allocation of net premiums to named
will pay to the beneficiary any         sub-accounts or to the fixed indexed
premium amount that was paid after the  accounts. Such a delay will be for a
insured's death.                        period of no more than 30 days after
                                        the policy is delivered to you. If we
However, if your policy contains a      exercise this right, net premiums will
Waiver of Premium Agreement any         be allocated to the guaranteed
premium applied after the insured's     interest account until the end of that
death was waived by us under that       period.
agreement, we will not refund that
premium.                                CAN YOU CHANGE YOUR ALLOCATION?

If the Increasing Death Benefit Option  At any time you may change your
is in effect at the insured's death,    allocation by sending us a written
we will not refund any premium paid     request in good order, by telephone,
after the insured's death.              by facsimile (FAX) transmission, or
                                        through your agent as authorized by
IS THERE A PREMIUM REFUND AT            you. The change will be effective once
SURRENDER?                              it is recorded in our home office. The
                                        change will apply to future premiums
No.                                     paid after the effective date

ALLOCATION OF PREMIUMS                  ACCOUNTS

HOW ARE NET PREMIUMS ALLOCATED?         WHAT ACCOUNTS ARE AVAILABLE?

Allocations must be expressed in whole The accounts that are available are: percentages and must be in multiples
of 1 percent of the net premium. We          (1)  Accounts where assets are
reserve the right to restrict the                 held in the company's
allocation of premium to the general              general account.
account options. We will apply your
premium payment on the day we receive             a.   Guaranteed interest
it. If your premium payment is                         account
received after 3:00pm Central Time, we
will apply your premium as of the next            b.   Interim account
valuation date.
                                                  c.   Fixed indexed accounts
If you choose to allocate premium to
the guaranteed interest account, we               d.   Fixed loan account
will allocate an amount of the net
premium, based on the percentages you        (2)  Accounts where assets are
have chosen in your current allocation            held in the variable
instructions.                                     separate account.

If you choose to allocate premium to    We reserve the right to add
the sub-accounts of the variable        additional, or eliminate current,
separate account, we will allocate an   accounts where assets are held in the
amount of the net premium, based on     company's general account. We will
the percentages you have chosen in      notify you in advance of any changes
your current allocation instructions.   in accounts.

If you choose to allocate premium to    Any accounts that are part of the
one or more fixed indexed accounts, we  general account are for accounting
will allocate an amount of the net      purposes only. They do not represent a
premium, based on the percentages you   separate account. They do not
have chosen in your current allocation  represent any division of the general
instructions, to the interim account    account for the specific benefit of
on the date the premium is received if  policies of this class.
received by 3:00pm Central Time. If
premium is received after 3:00pm        GUARANTEED INTEREST ACCOUNT
Central Time, we will allocate to the
interim account on the next business    WHAT IS THE GUARANTEED INTEREST
day.                                    ACCOUNT?

On the next interim account transfer    The guaranteed interest account is a
date, the value in the interim account  part of the general account that
will be transferred to the fixed        credits interest on a daily basis on
indexed accounts according to the       amounts held in that account.
allocation instructions in effect on
the date the premium was received.      DOES THE GUARANTEED INTEREST ACCOUNT
                                        CREDIT INTEREST?
If we receive your premium payment by
3:00pm Central Time on an interim       The guaranteed interest account
account transfer date, we will          credits interest at a rate at least
allocate an amount of the net premium,  equal to the guaranteed interest rate
based on the percentages you have       shown on the policy data pages. We
chosen in your current allocation       may, at our discretion, credit
instructions, directly to the fixed     interest at a higher rate. We
indexed accounts.                       calculate and credit interest on a
                                        daily basis.

ICC14-20001                                                                   2
                                                              Minnesota Life  9

WHAT IS THE VALUE OF THE GUARANTEED     account transfer date, we will notify
INTEREST ACCOUNT?                       you in your annual report or in other
                                        written notice.
The value in the guaranteed interest
account is the sum of:                  WHAT HAPPENS ON THE INTERIM ACCOUNT
                                        TRANSFER DATE?
     (1)  all net premiums allocated
          to the guaranteed interest    On the interim account transfer date,
          account; plus                 we will transfer all of the following
                                        value in the interim account to one or
     (2)  any credited interest; plus   more fixed indexed accounts:

     (3)  transfers into the                 (1)  the net premium allocated to
          guaranteed interest account;            one or more fixed indexed
          plus                                    accounts according to your
                                                  premium allocation
     (4)  allocation of fixed loan                instructions in effect on
          account interest; minus                 the date premium is
                                                  received; and
     (5)  any policy loans; minus
                                             (2)  amounts in the interim
     (6)  partial surrenders; minus               account resulting from any
                                                  transfers from other
     (7)  transfers to other accounts;            accounts; and
          minus
                                             (3)  any loan repayments you made
     (8)  charges assessed against                according to the
          your guaranteed interest                instructions you gave us at
          account.                                the time of the loan
                                                  repayment.
INTERIM ACCOUNT
                                        FIXED INDEXED ACCOUNTS
WHAT IS THE INTERIM ACCOUNT?
                                        WHAT IS A FIXED INDEXED ACCOUNT?
The interim account is a part of the
general account that contains           A fixed indexed account is a part of
applicable net premiums and transfers   the general account that credits
from other accounts you have directed   interest based on a change in the
to be placed into the fixed indexed     indices associated with that account.
accounts. On each interim account
transfer date, the value in the         WHAT FIXED INDEXED ACCOUNTS ARE
interim account is moved into the       AVAILABLE?
associated fixed indexed accounts
according to your instructions.         The fixed indexed accounts available
                                        are shown on the policy data pages
DOES THE INTERIM ACCOUNT CREDIT         along with the indices that apply to
INTEREST?                               each. Fixed indexed accounts are made
                                        up of segments.
The interim account credits interest
at a rate at least equal to the         WHAT IF AN INDEX IS DISCONTINUED OR IF
guaranteed interest rate shown on the   THE CALCULATION OF THE INDEX IS
policy data pages. We may, at our       CHANGED SUBSTANTIALLY?
discretion, credit interest at a
higher rate. We calculate and credit    If an index is discontinued or if the
interest on a daily basis.              calculation of the index is changed
                                        substantially, we may substitute a
WHAT IS THE VALUE OF THE INTERIM        comparable index subject to approval
ACCOUNT?                                by the Interstate Insurance Product
                                        Regulation Commission.
On any day, the value of the interim
account is equal to:                    We will send written notification to
                                        you, and any assignee of record, at
     (1)  the interim account value as  the last known addresses at least 30
          of the prior day; plus        days in advance. That notification
                                        will inform you of your options for
     (2)  interest credited since the   transferring to other accounts. If you
          prior day; plus               do not give us transfer instructions
                                        prior to the date the account is
     (3)  the amount of any net         discontinued, we will notify you as to
          premiums allocated to the     which account we will transfer the
          interim account paid since    value in the discontinued account.
          the prior day; plus
                                        HOW AND WHEN IS A SEGMENT CREATED?
     (4)  any policy loan repayment on
          a policy that has a fixed     A new segment is created as a result
          interest rate loan, and any   of a combination of any of the
          transfer from the fixed loan  following:
          account since the prior day;
          minus                              (1)  An automatic transfer to a
                                                  fixed indexed account from
     (5)  the amount of any charges               the interim account; and/or
          assessed against the interim
          account since the prior day;       (2)  A transfer to a fixed
          minus                                   indexed account made by
                                                  written request; and/or
     (6)  the amount of any transfer
          from the interim account           (3)  An amount retained in a
          since the prior day; minus              fixed indexed account at the
                                                  end of the segment term.
     (7)  any applicable partial
          surrenders since the prior
          day.

WHAT IS THE INTERIM ACCOUNT TRANSFER
DATE?

The interim account transfer date as
of the policy date is shown on the
policy data pages and will occur no
more frequently than once per month.
If we change the interim

ICC14-20001                                                                   2
                                                              Minnesota Life 10

WHAT IS THE VALUE OF A FIXED INDEXED    IS THERE A MINIMUM GROWTH CAP FOR THE
ACCOUNT?                                FIXED INDEXED ACCOUNT INDEX CREDIT
                                        TERM?
The value of a fixed indexed account
is equal to the sum of all the values   Yes. The minimum growth cap that we
of all the segments in the fixed        may set for any fixed indexed account
indexed account. The value of a         index credit term is shown on the
segment on any day after the segment    policy data pages.
date is equal to:
                                        FIXED LOAN ACCOUNT
     (1)  the value of the segment as
          of the prior day; plus        WHAT IS THE FIXED LOAN ACCOUNT?

     (2)  any index credits credited    The fixed loan account contains
          on the segment since the      amounts transferred from your other
          prior day; minus              accounts when a fixed interest rate
                                        loan is taken.
     (3)  the amount of any monthly
          charges, index segment        DOES THE FIXED LOAN ACCOUNT CREDIT
          charges, transfers or         INTEREST?
          partial surrenders from the
          segment since the prior day.  The fixed loan account credits interest at a rate at least equal to
HOW AND WHEN ARE THE INDEX CREDITS      the guaranteed interest rate shown on
CALCULATED?                             the policy data pages. We may, at our
                                        discretion, calculate interest at a
We calculate index credits separately   higher rate. We calculate interest and
for each segment at the end of each     add it to the fixed loan account on a
index credit term and we add them to    daily basis.
the segment at that time. Index
credits are not calculated or credited  WHAT IS THE VALUE OF THE FIXED LOAN
to a segment except at the end of an    ACCOUNT?
index credit term. Amounts deducted
from a segment prior to the end of an   As of the initial loan transaction
index credit term will not receive any  date, the value of the fixed loan
index credit.                           account is equal to the value of any
                                        policy loan on such date. After the
The index credit is equal to the value  initial loan transaction date, the
of the segment as of the end of the     value of the fixed loan account is
index credit term, prior to applying    equal to:
any index credits, multiplied by the
participation rate, and then                 (1)  the fixed loan account value
multiplied by the segment growth rate.            as of the prior day; plus

WHAT IS THE SEGMENT GROWTH RATE FOR          (2)  any interest credited since
EACH SEGMENT?                                     the prior day; plus

The segment growth rate is equal to          (3)  any new fixed interest rate
the weighted average of the index                 policy loan since the prior
growth rates for each external index              day; minus
applicable to that segment, subject to
the maximum of the growth cap and the        (4)  any fixed interest rate
minimum of the growth floor. An index             policy loan amount repaid
weight is a percentage assigned to                since the prior day; minus
each index in an indexed account. The
weights for the external indices             (5)  any amount, other than a
applicable to each indexed account are            loan repayment, transferred
shown on the policy data pages.                   to other accounts since the
                                                  prior day.
WHAT IS THE INDEX GROWTH RATE FOR EACH
EXTERNAL INDEX?                         VARIABLE SEPARATE ACCOUNT

The index growth rate for any external WHAT IS THE VARIABLE SEPARATE ACCOUNT? index is equal to:
                                        The variable separate account is the
     (1)  the closing value of the      "Minnesota Life Individual Variable
          index as of the day           Universal Life Account". We
          coinciding with the end of    established this variable separate
          the index credit term,        account for this class of policies and
                                        other classes of policies under
     (2)  divided by the closing value  Minnesota law. The variable separate
          of the index as of the day    account is composed of several
          coinciding with the end of    sub-accounts. We own the assets of the
          the prior index credit term,  variable separate account. However,
          (or the day preceding the     those assets are not chargeable with
          segment date for the first    the liabilities arising out of any
          index credit calculation      other business we may conduct. Income,
          done within the segment),     gains and losses from assets of the
                                        separate account shall be charged
     (3)  minus one (1).                against such account without regard to
                                        other income, gains or losses of the
The closing value of the index is the   insurer.
published value of the index as of the
end of the business day. If no closing  HOW WAS THE VARIABLE SEPARATE ACCOUNT
value is published for the days         ESTABLISHED?
referred to above, we will use the
closing value for the prior day for     We established the variable separate
which the closing value is published.   account under Minnesota Law. It is
                                        registered as a unit investment trust
                                        under the 1940 Act.

ICC14-20001                                                                   2
                                                              Minnesota Life 11

WHAT IS THE PURPOSE OF THE VARIABLE          (3)  combine the variable
SEPARATE ACCOUNT?                                 separate account with one or
                                                  more other variable separate
The variable separate account supports            accounts;
the operation of the policy (except
policy loans and settlement options)         (4)  operate the variable
and others of its class. Assets of the            separate account or a
variable separate account also support            sub-account as either a unit
other variable life insurance policies            investment trust or a
we offer through the variable separate            management company under the
account.                                          1940 Act or in any other
                                                  form allowed by law;
ARE SUB-ACCOUNTS AVAILABLE UNDER THE
VARIABLE SEPARATE ACCOUNT?                   (5)  terminate and/or liquidate
                                                  the variable separate
The variable separate account is                  account;
divided into sub-accounts. We allocate
net premiums to one or more of the           (6)  make any changes to the
sub-accounts you have chosen. We                  variable separate account to
reserve the right to add, combine or              conform with, or required by
remove any sub-account of the variable            any change in, federal tax
separate account and to transfer the              law, the 1940 Act and
assets of one or more sub-accounts to             regulations promulgated
any other sub-account. We also reserve            thereunder, or any
the right to make the sub-accounts                applicable federal or state
available under other classes of                  laws.
policies as we deem appropriate.
                                        HOW ARE UNITS DETERMINED?
WHAT ARE THE INVESTMENTS OF THE
VARIABLE SEPARATE ACCOUNT?              With each net premium payment
                                        allocated to a sub-account, we divide
Each sub-account invests exclusively    that payment by the then current unit
in the shares of a corresponding fund.  value for the sub-account, to
Shares are purchased for the variable   determine the number of units to
separate account at the net asset       credit to the sub-account. The then
value of the applicable fund. If        current unit value is the value at the
investment in a fund is no longer       end of the valuation date on which we
possible or if we determine it          receive your premium. Once determined,
inappropriate for policies of this      the number of units will not be
class, we may substitute another fund.  affected by changes in the unit value.

Substitution may be with respect to     HOW ARE UNITS INCREASED OR DECREASED?
existing policy values. The investment
policy of the variable separate         The number of units in each
account may not be changed, however,    sub-account will be increased by the
without the approval of the regulatory allocation of subsequent net premiums, authorities of the state of Minnesota. fixed interest rate loan repayments, If required, we will file for approval transfers to that sub-account, and with the regulatory authorities of the allocations of fixed loan account
state in which this policy is issued.   interest. The number of units will be
                                        decreased by policy charges to the
We reserve the right to provide to a    sub-account, fixed interest rate
fund, information about owners and      policy loans, transfers and partial
their trading activities involving the  surrenders from that sub-account. The
fund's portfolio(s) that we deem        number of sub-account units will
necessary to (1) deter fraud or         decrease to zero if a policy is
violations of our operating rules or    surrendered or terminated.
the operating rules of the fund and
(2) as required to comply with          HOW IS A UNIT VALUED?
applicable state or federal law.
                                        The value of a unit for each
WHAT CHANGES MAY WE MAKE TO THE         sub-account was originally set at
VARIABLE SEPARATE ACCOUNT?              $1.00 on the first valuation date. The
                                        unit value increases or decreases on
We reserve the right, when permitted    each valuation date. For any valuation
by law, to transfer assets of the       date, the unit value is equal to its
variable separate account which we      value on the preceding valuation date
determine to be associated with the     multiplied by the net investment
class of policies to which this policy  factor for that sub-account for the
belongs, to another variable separate   valuation period ending on the
account. If such a transfer is made,    subsequent valuation date. The assets
the term "variable separate account"    of the variable separate account shall
as used in this policy shall then mean  be valued on each valuation date.
the variable separate account to which
the assets are transferred. A transfer  WHAT IS THE NET INVESTMENT FACTOR FOR
of this kind may require the advance    EACH SUB-ACCOUNT?
approval of state regulatory
authorities.                            The net investment factor is a measure
                                        of the net investment experience of a
We reserve the right, when permitted    sub-account.
by law, to:
                                        The net investment factor for a
     (1)  de-register the variable      valuation period is the gross
          separate account under the    investment rate for such valuation
          1940 Act;                     period, plus any unit value credit
                                        under this policy. We determine
     (2)  restrict or eliminate any     periodically whether unit value
          voting right of policy        credits apply. Unit value credits are
          owners or other persons who   not guaranteed.
          have voting rights as to the
          variable separate acount;

ICC14-20001                                                                   2
                                                              Minnesota Life 12

The gross investment rate is equal to:  WHICH ACCOUNTS ARE AVAILABLE FOR
                                        REQUESTED TRANSFERS?
     (1)  the net asset value per
          share of a fund share held    You can transfer the value in your
          in the sub-account of the     accounts into, or out of, the
          variable separate account     following accounts:
          determined at the end of the
          current valuation period;          (1)  guaranteed interest account;
          plus
                                             (2)  fixed indexed accounts;
     (2)  the per-share amount of any
          dividend or capital gain           (3)  any sub-acount of the
          distributions by the fund if            variable separate account.
          the "ex-dividend" date
          occurs during the current     ARE THERE LIMITATIONS ON TRANSFERS?
          valuation period; divided by
                                        The maximum value to be transferred
     (3)  the net asset value per       must be at least $250. If the value in
          share of that fund share      an account or sub-account is less than
          held in the sub-account       $250, we reserve the right to include
          determined at the end of the  that remaining account or sub-account
          preceding valuation period.   value in the amount transferred.

WHAT IS THE VALUE OF YOUR INVESTMENT    We reserve the right to restrict the
IN THE VARIABLE SEPARATE ACCOUNT        dollar amount of any transfer to or
ACCUMULATION VALUE?                     from the guaranteed interest account
                                        and fixed indexed accounts. In
The value of your investment in the     addition, transfers to or from the
variable separate account is the sum    guaranteed interest account and fixed
of the units of each sub-account        indexed accounts may be limited to one
multiplied by the unit value for that   such transfer per policy year.
sub-account.
                                        You may give us instructions in
The value of your investment in the     writing for a series of systematic
variable separate account is not        transfers. However, systematic
guaranteed.                             transfers from the fixed indexed
                                        accounts are not allowed.
ACCUMULATION VALUE
                                        ARE THERE ADDITIONAL RESTRICTIONS ON
WHAT IS THE ACCUMULATION VALUE?         TRANSFERS OF VALUES OF THE VARIABLE
                                        SEPARATE ACCOUNT?
The accumulation value is equal to the
sum of the values in the guaranteed     Short-term and excessive trading
interest account, fixed indexed         (sometimes referred to as "market
accounts, fixed loan account, variable  timing") by an owner may have a
separate account and interim account    detrimental effect on assets in the
in which you are invested, each of      sub-account, the share prices of the
which is valued separately.             corresponding funds, and the rights of
                                        other owners. Therefore, to deter
IS THERE A MINIMUM VALUE APPLICABLE ON  short term and excessive trading, we
ANY ACCOUNT?                            reserve the right to limit the amount
                                        and frequency of transfers to the
If your policy terminates, is           sub-accounts and to refuse to process
surrendered, or the death benefit is    transfers. Such restrictions may also
paid, we will calculate a minimum       be applied in any other manner
value on each fixed indexed account,    reasonably designed to prevent any use
the interim account, and the            of the transfer right which we
guaranteed interest account. The        consider to be to the disadvantage of
minimum value at death, surrender, or   other owners.
termination for each fixed indexed
account, the interim account, and the   If we suspect market timing activity,
guaranteed interest account is          we will send you a warning notice
calculated reflecting all increases     indicating that if the suspected
and decreases to the fixed indexed      activity continues, we will take
accounts, the interim account, and the  action to restrict such activity. If
guaranteed interest account with the    the suspected pattern of market timing
exception of any indexed account        is found in two quarters, we will
charges and any index segment charges,  restrict transaction activity to
using the guaranteed interest rate      requests submitted to us in writing
shown on the policy data pages. The     via regular U. S. mail, signed by the
interest amount is calculated and       policyowner. Transaction activity that
credited daily.                         warrants a restriction does not need
                                        to occur in two consecutive quarters.
REQUESTED TRANSFERS
                                        The funds may restrict the amounts or
WHAT IS A REQUESTED TRANSFER?           frequency of transfers to or from the
                                        sub-account of the variable separate
A requested transfer is a reallocation  account in order to protect fund
of all or a portion of the value in     shareholders.
your accounts to another account or
accounts. Transfers must be requested   In addition, certain funds in which
in writing, by telephone, by facsimile  the sub-accounts invest may impose
(FAX) transmission, or through your     redemption fees. Any fund redemption
agent as authorized by you and are      fees that you are charged are paid to
subject to the conditions and           and retained by the fund, and not us
limitations on transfers.               or the variable separate account.

ICC14-20001                                                                   2
                                                              Minnesota Life 13

There may be a delay in completing a    HOW DO WE PROCESS TRANSFERS TO A FIXED
transfer if the transfer involves a     INDEXED ACCOUNT FROM ACCOUNTS OTHER
purchase of shares from a fund that     THAN A FIXED INDEXED ACCOUNT?
requires the receipt of federal funds
before accepting a purchase order, or   Transfers into any fixed indexed
redemption of shares from a fund that   account from anything other than a
delays the payment of proceeds.         fixed indexed account may be done any
                                        time subject to the limitations we
HOW WILL WE DETERMINE THE VALUE OF      have established on a transferred
YOUR ACCOUNTS UPON RECEIPT OF A         account.
TRANSFER REQUEST?
                                        If we receive a written request in
Transfers out of the variable separate  good order to transfer value to a
account or among the sub-accounts of    fixed indexed account on a date other
the variable separate account will be   than an interim account transfer date,
made on the basis of sub-account unit   we will transfer value to the interim
values as of the end of the valuation   account on the date your request is
date on which we receive your written   received in good order. On the next
request in good order at our home       interim account transfer date, the
office.                                 value in the interim account will be
                                        transferred to the fixed indexed
The value of the transfers out of the   account. If we receive a written
guaranteed interest account will be     request in good order to transfer
determined as of the date on which we   value to a fixed indexed account on an
receive your written request in good    interim account transfer date, we will
order at our home office.               transfer the value directly to the
                                        fixed indexed account.
The amount to be transferred out of
each segment of the fixed indexed       BASIS OF VALUES
account will be determined as of the
end of the segment term. The amount of  WHAT IS THE BASIS FOR THE CALCULATIONS
any transfer out of the interim         OF THE NONFORFEITURE VALUES?
account will be determined as of the
date on which we receive your written   We use the guaranteed interest rate
request in good order at our home       shown on the policy data pages and the
office.                                 2001 Commissioners Standard Ordinary
                                        Smoker Distinct, Ultimate, Age Nearest
Transfers will be effective after we    Birthday, Sex-Distinct Mortality
approve and record them at our home     Tables. However, if the policy was
office.                                 issued as unisex, we use a
                                        corresponding unisex mortality table,
ARE THERE ADDITIONAL RESTRICTIONS ON    the 2001 Commissioners Standard
TRANSFERS OF VALUES FROM THE FIXED      Ordinary Smoker Distinct, Ultimate,
INDEXED ACCOUNTS?                       Age Nearest Birthday, Table B (80%
                                        males, 20% female) Mortality Tables.
Requests to transfer values of any      The gender on the policy data pages
fixed indexed accounts may be made in   describes whether the policy was
writing at any time. Transfers from     issued as sex-distinct or unisex.
any fixed indexed account will always
affect all segments within that fixed   DO THE VALUES IN THIS POLICY CONFORM
indexed account.                        TO THE MINIMUMS REQUIRED BY LAW?

Any request to transfer value from a    Yes, the nonforfeiture values for this
fixed indexed account, including        policy comply with the Interstate
transfers to another fixed indexed      Insurance Product Regulation
account, must specify the amount to be  Commission Uniform Standards. A
transferred as a whole percentage of    detailed statement showing how those
value in the fixed indexed account.     values are determined has been filed
Transfers of values from each segment   with the Interstate Insurance Product
in the fixed indexed account and from   Regulation Commission. Accumulation
any corresponding interim account will  values and any paid-up nonforfeiture
be based upon such specified            benefits available under the policy
percentage. Any transfer of value from  are not less than the minimum values
an interim account will occur on the    and benefits required by, or pursuant
date we receive the transfer request    to, the NAIC Universal Life Insurance
in good order at our home office.       Regulation, Model #585.
However, transfers of value from fixed
indexed account segments, including     POLICY CHANGES
transfers to another fixed indexed
account, will only occur at the end of  WHAT POLICY CHANGES CAN BE MADE UNDER
the segment term for each applicable    THIS POLICY?
segment.
                                        After the first policy anniversary and
When such transfers are made, we will   while this policy is still in force,
process the transactions in this        you may ask us to make any of the
order:                                  following policy changes:

     (1)  first we credit any interest       (1)  increase or decease the face
          and index credits,                      amount;

     (2)  then make transfers, and           (2)  change the death benefit
                                                  option;
     (3)  then assess charges, if any.
                                             (3)  take a partial surrender;

                                             (4)  change your risk class.

ICC14-20001                                                                   2
                                                              Minnesota Life 14

You may request a policy change by      approval of any face amount decrease,
completing a policy change              we will send you new policy data
application.                            pages.

WILL EVIDENCE OF INSURABILITY BE        HOW ARE COVERAGE LAYERS AFFECTED BY A
REQUIRED?                               DECREASE IN FACE AMOUNT?

Any change in your risk class or any    If there have been prior increases in
increase in the net amount at risk      face amount, any coverage layers that
resulting from a policy change will     are eligible for decrease will be
require evidence of insurability        decreased in the following order:
satisfactory to us.
                                             (1)  first, the most recent
WHEN WILL A POLICY CHANGE BE                      increase;
EFFECTIVE?
                                             (2)  next, other increases in
A policy change will become effective             face amount, in the reverse
only:                                             order in which they were
                                                  added; and
     (1)  on the first monthly policy
          anniversary on or following        (3)  finally, the original face
          the date we approve and                 amount.
          record it at our home
          office; and                   ARE THERE RESTRICTIONS ON FACE AMOUNT
                                        DECREASES BASED ON THE CODE?
     (2)  while the health of the
          insured remains as stated in  If a requested face amount decrease
          the application for this      would cause your policy to be
          change.                       disqualified as life insurance under
                                        the Code, we will not accept your
When we approve your written request    request. In addition, unless you have
in good order for a change, we will     specified otherwise in writing, if a
mail you at your last known address,    requested face amount decrease would
new policy data pages with a copy of    cause your policy to be classified as
your change application attached to     a modified endowment contract under
them.                                   the Code, we will not accept your
                                        request.
MAY THE DEATH BENEFIT OPTION BE
CHANGED?                                POLICY CHARGES

You may apply to have the death         WHAT TYPES OF CHARGES ARE THERE UNDER
benefit option changed. We must         THIS POLICY?
approve any request to change the
death benefit option. The change will   Charges under this policy are those
take effect on the first monthly        which we assess against your premiums
policy anniversary on or following the  and your accumulation value.
date we approve your request.
                                        WHAT CHARGES ARE ASSESSED AGAINST
After a change in the death benefit     PREMIUMS?
option, the death benefit amount will
remain the same as before the death     Against each premium, we assess a
benefit option changed.                 premium charge not to exceed the
                                        percent shown on the policy data
CAN YOU CHANGE THE FACE AMOUNT OF YOUR  pages. We assess this charge to
POLICY?                                 compensate us for distribution and
                                        administrative expenses and certain
You may request a change to your        premium taxes associated with our
policy's face amount. This request      issuance of the policy.
must be made within the lifetime of
the insured. The minimum change must    WHAT CHARGES ARE ASSESSED AGAINST YOUR
be at least $5,000 except for face      ACCUMULATION VALUE?
amount changes which are the result of
a partial surrender of the policy.      Against your accumulation value, we
                                        assess:
HOW MAY THE FACE AMOUNT BE INCREASED?
                                             (1)  Monthly Policy Charge. This
You must submit an application to                 charge will not exceed the
increase your policy's face amount.               amount shown on the policy
The application must include evidence             data pages. This charge is
of insurability satisfactory to us.               to cover certain
The effective date of the increase in             administrative expenses,
face amount will be the first monthly             including those attributable
policy anniversary on or following the            to the records we create and
date all requirements are met. Upon               maintain for your policy.
approval of any face amount increase,
we will send you new policy data             (2)  Policy Issue Charge. This
pages.                                            charge is shown in the
                                                  schedule on the policy data
HOW MAY THE FACE AMOUNT BE DECREASED?             pages and applies for the
                                                  period shown on the policy
You must send us a written request to             data pages following issue
decrease the face amount of your                  and face amount increases.
policy if there are one or more                   This charge is to recover
coverage layers eligible for a                    the expense of issuing,
decrease shown on the policy data                 underwriting and
pages. A coverage layer is eligible               distributing the policy.
for a decrease if it has been in force
for at least one year. The effective
date of the decrease in face amount
will be the first monthly policy
anniversary on or following the date
we receive the written request in good
order and have approved it. Upon


ICC14-20001                                                                    2
                                                               Minnesota Life 15

     (3)  Cost of Insurance Charge.          (10) Index Segment Charge. This
          This charge for each                    charge is equal to a
          coverage layer is calculated            percentage rate multiplied
          by multiplying the net                  by the value of an indexed
          amount at risk for that                 account segment as of the
          coverage layer by a rate                interim account transfer
          which varies with the                   date. The percentage rate
          insured's age, gender and               will not exceed the rate
          risk class, where permitted             shown on the policy data
          by state law. The maximum               pages. This charge is to
          cost of insurance rates for             help cover expenses that are
          the initial coverage layer              directly related to the
          are shown on the policy data            creation of the segments in
          pages. The maximum cost of              the fixed indexed accounts
          insurance rates for any                 and is deducted from the
          subsequent coverage layer               applicable fixed indexed
          are shown on the new policy             account segment as of the
          data pages sent at the time             interim account transfer
          of the increase. This charge            date.
          compensates us for providing
          the death benefit under this  WHICH OF THE POLICY CHARGES ARE
          policy.                       SUBJECT TO ADJUSTMENT?

     (4)  Mortality and Expense Risk    All of the policy charges are subject
          Charge. This charge will not  to adjustment, but the policy charges
          exceed the maximum rate       will never exceed the maximum amounts
          shown on the policy data      shown on the policy data pages.
          pages multiplied by the
          accumulation value. This      If any policy charge is adjusted, any
          charge is for assuming the    such adjustment will be based on
          risks that the cost of        future estimated or emerging
          insurance charge will be      experience as well as profit
          insufficient to cover actual  considerations. Those experience
          mortality experience and      factors that could cause a change in
          that the other policy         the policy charges are interest,
          charges will not cover our    mortality, persistency, asset
          expenses in connection with   allocation, taxes, and expenses.
          the policy.
                                        WHEN ARE CHARGES ASSESSED AGAINST YOUR
     (5)  Indexed Account Charge. This  ACCUMULATION VALUE?
          charge will not exceed the
          maximum rate shown on the     The Monthly Policy Charge, Policy
          policy data pages multiplied  Issue Charge, Cost of Insurance
          by the value in the fixed     Charge, Mortality and Expense Risk
          indexed accounts. This        Charge, Indexed Account Charge, Cash
          charge is to help cover       Extra Charge, and Charges for
          administrative and other      Additional Agreements are assessed in
          expenses associated with the  advance on the policy date and at
          fixed indexed accounts of     every monthly policy anniversary.
          the policy.
                                        The Index Segment Charge is assessed
     (6)  Cash Extra Charge. This       against your fixed indexed account
          charge compensates us for     accumulation value as of the interim
          providing the death benefit   account transfer date.
          when certain mortality risks
          exceed the standard and is    A Transaction Charge is assessed
          shown on the policy data      against your accumulation value when
          pages.                        the transaction occurs.

     (7)  Transaction Charges:          A Surrender Charge is assessed against
                                        your accumulation value when the
          a.   A Policy Change          policy is surrendered or terminates.
               Transaction Charge is
               charged at every policy  HOW WILL POLICY CHARGES THAT ARE
               change except for        ASSESSED AGAINST ACCUMULATION VALUE BE
               partial surrenders.      TAKEN FROM YOUR VARIOUS ACCOUNTS?
               This charge is for
               expenses associated      With the exception of the Indexed
               with processing a        Segment Charge, you may instruct us as
               policy change. The       to which accounts and in which
               charge will not exceed   proportions the policy charges will be
               the amount shown on the  taken. However, an instruction to take
               policy data pages.       the policy charges from a fixed
                                        indexed account will apply on a
          b.   A Partial Surrender      pro-rata basis based on the value in
               Transaction Charge is    each segment of the fixed indexed
               charged for expenses     account.
               associated with
               processing a partial
               surrender. The Partial
               Surrender Transaction
               Charge is shown on the
               policy data pages.

          c.   A Transfer Transaction
               Charge is charged at
               each requested transfer
               of accumulation value.
               This charge is for
               expenses associated
               with processing a
               requested transfer. The
               charge will not exceed
               the amount shown on the
               policy data pages.

     (8)  Surrender Charge. This
          charge is shown in the
          schedule on the policy data
          pages and applies for the
          period shown on the policy
          data pages following issue
          and face amount increases.
          This charge is to compensate
          us for expenses on the
          policy which have not yet
          been recovered through other
          policy charges.

     (9)  Additional Agreements
          Charge. If any agreements
          are attached to this policy,
          there may be a charge for
          any such agreement shown on
          the policy data pages.

ICC14-20001                                                                   2
                                                              Minnesota Life 16

In the absence of any instructions,     REINSTATEMENT
the policy charges will be taken from
your accounts in the following order:   CAN YOU REINSTATE YOUR POLICY AFTER IT
                                        HAS TERMINATED?
     (1)  All policy charges will be
          taken first from the value    Yes. At any time within three years
          in the guaranteed interest    from the date of policy termination,
          account.                      you may ask us to restore your policy
                                        to an in force status, unless the
     (2)  If the policy charges exceed  policy has terminated due to a full
          the value in the guaranteed   policy surrender. We will require:
          interest account, the
          remaining policy charges           (1)  your written request in good
          will be taken from the value            order to reinstate this
          in the variable separate                policy;
          account on a pro-rata basis
          based on the value in each         (2)  that you submit to us at our
          sub-account.                            home office during the
                                                  insured's lifetime evidence
     (3)  If the policy charges exceed            satisfactory to us of the
          the value in the guaranteed             insured's insurability so
          interest and variable                   that we may have time to act
          separate accounts, the                  on the evidence during the
          remaining policy charges                insured's lifetime;
          will be taken from the value
          in the interim account.            (3)  a payment sufficient to
                                                  cover all monthly charges,
     (4)  If the policy charges exceed            policy loan interest due and
          the value in the guaranteed             unpaid during the grace
          interest, variable separate             period, and any proceeds
          account and the interim                 paid at termination; and
          accounts, the remaining
          policy charges will be taken       (4)  a premium sufficient to keep
          from the value in the fixed             the policy in force for
          indexed accounts on a                   three (3) months after the
          pro-rata basis based on the             date of the reinstatement.
          value in each segment.
                                        WHAT IS THE EFFECTIVE DATE OF THE
GRACE PERIOD                            REINSTATEMENT?

WHAT IF THERE IS INSUFFICIENT           The effective date of the reinstated
ACCUMULATION VALUE TO COVER THE         policy will be the first monthly
MONTHLY CHARGES?                        policy anniversary on or following the
                                        date we approve your request to
If the accumulation value less the sum  reinstate.
of the policy loan and any unpaid
policy loan interest is insufficient    WHAT ARE THE SURRENDER AND POLICY
to cover the monthly charges on any     ISSUE CHARGES AT THE REINSTATEMENT
monthly policy anniversary, a 61-day    DATE?
grace period begins. Your policy will
remain in force during the grace        The surrender charge and policy issue
period. You may pay premiums during     charge schedules that were in place at
this grace period to cover the          the end of the grace period will be
insufficiency and continue your policy effective at the reinstatement date. in force beyond the grace period. At
least 31 days prior to the end of the   We will send you new policy data pages
grace period, we will send you, and     when your policy is reinstated.
any assignee of record, at the last
known addresses, a written notice       POLICY LOANS
indicating the due date and the
payment required to keep your policy    CAN YOU BORROW MONEY ON YOUR POLICY?
in force.
                                        You may borrow up to the maximum loan
WHAT IS THE PAYMENT REQUIRED TO KEEP    amount. This amount is determined as
THE POLICY IN FORCE?                    of the date we receive your written
                                        request in good order for a loan. We
The payment required to keep your       will require your written request for
policy in force after the grace period  a policy loan. The policy will be the
commences is equal to three times the   only security required for your loan.
sum of all the monthly charges that
were due at the beginning of the grace  We have the right to postpone your
period, plus the premium charge that    loan for up to six months when the
would apply.                            policy loan is to come from the value
                                        of your accounts that are part of the
WHAT HAPPENS IF THIS PAYMENT IS NOT     general account. We cannot do so if
MADE WITHIN THE GRACE PERIOD?           the loan is to be used to pay premiums
                                        on any policies you have with us.
If the payment is not made by the end
of the grace period, your policy will
terminate.

WHAT HAPPENS IF THE INSURED DIES
DURING THE GRACE PERIOD?

If the insured dies during the grace
period, the death proceeds will be
paid to the beneficiary.

ICC14-20001                                                                   2
                                                              Minnesota Life 17

WHAT TYPE OF POLICY LOANS ARE           WHAT IS THE MAXIMUM AMOUNT AVAILABLE
AVAILABLE?                              FOR A FIXED INTEREST RATE LOAN?

You may choose between a fixed          The maximum amount available for a
interest rate loan and a variable       fixed interest rate loan under your
interest rate loan. If you are          policy is the accumulation value less
switching from a fixed interest rate    the surrender charge less three (3)
loan to variable interest rate loan     months of monthly charges. This amount
type, you must have sufficient value    will be determined as of the date we
in the fixed indexed accounts. If you   receive your request for a loan in
want to change the type of loan and a   good order at our home office.
policy loan exists, your existing loan
balance plus any accrued loan interest  HOW WILL THE ACCUMULATION VALUE BE
will be transferred to the other loan   AFFECTED WHEN YOU TAKE A FIXED
type.                                   INTEREST RATE LOAN?

WHEN IS POLICY LOAN INTEREST DUE AND    We will take the amount of the loan
PAYABLE?                                from your accounts other than the
                                        fixed loan account and transfer those
Interest accrues daily and will be      values to the fixed loan account.
charged on the loan in arrears. Policy
loan interest is due on a policy loan   You may instruct us as to which
transaction, on each policy             accounts and in which proportions a
anniversary, on surrender or            fixed interest rate policy loan will
termination of the policy and on the    be taken. However, an instruction to
date of the death of the insured. If    take a fixed interest rate policy loan
you do not pay the interest on your     from a fixed indexed account will
loan in cash, your policy loan will be apply on a pro-rata basis based on the increased by an additional policy loan value in each segment of the fixed
in the amount of the unpaid interest.   indexed account.
It will then be charged the same rate
of interest as your loan.               In the absence of any instructions,
                                        the fixed interest rate loan amount
HOW AND WHEN CAN YOU REPAY YOUR LOAN?   will be taken from your accounts in
                                        the following order:
If your policy is in force, your loan
can be repaid in part or in full at          (1)  All fixed interest rate loan
any time before the insured's death.              amounts will be taken first
Your loan may also be repaid within 60            from the value in the
days after the date of the insured's              guaranteed interest account.
death if we have not paid any of the
benefits under this policy.                  (2)  If the fixed interest rate
                                                  loan amount exceeds the
WHAT HAPPENS IF YOU DO NOT REPAY YOUR             value in the guaranteed
LOAN?                                             interest account, the
                                                  remaining fixed interest
Your policy will remain in force so               rate loan amount will be
long as the accumulation value less               taken from the value in the
the sum of the policy loan and any                variable separate account on
unpaid policy loan interest is                    a pro-rata basis based on
sufficient to cover the monthly                   the value in each
charges. Otherwise, your policy will              sub-account.
terminate.
                                             (3)  If the fixed interest rate
To prevent your policy from                       loan amount exceeds the
terminating, you will have to make a              value in the guaranteed
loan repayment. We will notify you 61             interest account and
days in advance of our intent to                  variable separate accounts,
terminate the policy and the loan                 the remaining fixed interest
repayment required to keep it in                  rate loan amount will be
force. The time for repayment will be             taken from the value in the
within 61 days after our mailing of               interim account.
the notice.
                                             (4)  If the fixed interest rate
WHAT HAPPENS TO UNALLOCATED MONEY WE              loan amount exceeds the
RECEIVE?                                          value in the guaranteed
                                                  interest, variable separate
Unless money we receive is designated             account and the interim
by you as a repayment of loan or loan             accounts, the remaining
interest, we will automatically apply             fixed interest rate loan
it as premium for your policy.                    amount will be taken from
                                                  the value in the fixed
FIXED INTEREST RATE LOAN                          indexed accounts on a
                                                  pro-rata basis based on the
WHAT IS A FIXED INTEREST RATE LOAN?               value in each segment.

A fixed interest rate loan is a loan    IS THE INTEREST CREDITED IN THE FIXED
where the interest rate we charge does LOAN ACCOUNT TRANSFERRED TO OTHER not vary for the duration of the loan. ACCOUNTS?

The fixed interest rate is shown on     Yes. At every policy loan transaction
the policy data pages.                  and policy anniversary, the interest
                                        credited to the fixed loan account
                                        since the last policy loan transaction
                                        or the last policy anniversary is
                                        allocated to your other accounts on a
                                        pro-rata basis.

ICC14-20001                                                                   2
                                                              Minnesota Life 18

WHAT HAPPENS WHEN YOU REPAY A FIXED     of monthly charges. This amount will
INTEREST RATE POLICY LOAN?              be determined as of the date we
                                        receive your request for a loan in
When you repay a fixed interest rate    good order at our home office.
policy loan, the policy loan is
reduced by the amount of the loan       HOW WILL THE ACCUMULATION VALUE BE
repayment.                              AFFECTED WHEN YOU TAKE A VARIABLE
                                        INTEREST RATE LOAN?
You may instruct us as to which
accounts and in which proportions the   The accumulation value is unaffected
fixed loan repayment will be            when you take a variable interest rate
allocated.                              loan.

In the absence of any instructions,     WHAT HAPPENS WHEN YOU REPAY A VARIABLE
the fixed interest rate loan repayment  INTEREST RATE LOAN?
will be allocated to all your accounts
other than the fixed loan account on a  When you repay a variable interest
pro-rata basis based on the value in    rate loan, that loan is reduced by the
each of the accounts.                   amount of the loan repayment.

We reserve the right to restrict the    WHAT HAPPENS IF THE VARIABLE INTEREST
amount of any fixed interest rate loan  RATE LOAN EXCEEDS THE VALUE IN THE
repayment allocated to the guaranteed   FIXED INDEXED ACCOUNTS INCLUDING THE
interest account or to the fixed        INTERIM ACCOUNT?
indexed accounts.
                                        If the variable interest rate loan
VARIABLE INTEREST RATE LOAN             plus any accrued loan interest exceeds
                                        the value in the fixed indexed
WHAT IS A VARIABLE INTEREST RATE LOAN?  accounts, including the interim account, we will automatically
A variable interest rate loan is a      transfer any existing loan balance
loan where the loan interest rate can   plus accrued loan interest from the
change annually throughout the          variable interest rate loan to a fixed
duration of the loan.                   interest rate loan. You may convert
                                        back to a variable interest rate loan
The variable interest rate loan in      by a method that is agreeable to you
effect on the policy date is shown on   and us.
the policy data pages. If that rate
changes, we will notify you in the      We will make this determination at
annual report or other written notice.  every policy loan transaction, at each policy change and at each monthly
The variable interest rate will be      policy anniversary.
equal to the greater of:
                                        SURRENDER
     (1)  the published monthly
          average (Moody's Corporate    MAY THE POLICY BE SURRENDERED?
          Bond Yield Average - Monthly
          Average Corporates) as        You may request to surrender your
          published by Moody's          policy at any time while the insured
          Investors Service, Inc. or    is living. If you request a full
          its successor for the         surrender, your policy will terminate.
          calendar month ending two
          months prior to the date the  IS THERE A SURRENDER CHARGE?
          rate is determined, and
                                        The surrender charge is shown on the
     (2)  the guaranteed interest rate  policy data pages of this policy.
          for the guaranteed interest
          account shown on the policy   WHAT IS THE SURRENDER VALUE OF YOUR
          data pages, plus one (1)      POLICY?
          percent per annum.
                                        The surrender value is the
HOW DOES THE INTEREST RATE ON A         accumulation value less any unpaid
VARIABLE INTEREST RATE LOAN CHANGE?     policy charges which we assess against
                                        accumulation value, less any policy
We may change the interest rate once a  loan, any unpaid policy loan interest,
year on your policy anniversary. We     and less the surrender charge.
will notify you prior to your
anniversary of any changes for the      We determine the surrender value as of
coming year. The rate charged may be    the end of the valuation date on which
increased whenever such increase would  we receive your written surrender
increase the rate by one-half percent   request in good order.
or more per annum. The rate charged
must be decreased whenever such         HOW DO YOU SURRENDER YOUR POLICY?
decrease would decrease that rate by
one-half percent or more per annum.     Send your policy and a written request
Any change in the loan interest rate    in good order for surrender to us at
will apply to any new policy loans or   our home office. We will send your
policy loans existing on your policy    surrender proceeds to you in a single
anniversary.                            sum unless you request otherwise.

WHAT IS THE MAXIMUM AMOUNT AVAILABLE
FOR VARIABLE INTEREST RATE LOANS?

The maximum amount available for all
variable interest rate loans under
your policy is the value in the fixed
indexed accounts, including the value
in the interim account, less the
surrender charge less three (3) months

ICC14-20001                                                                   2
                                                              Minnesota Life 19

IS A PARTIAL SURRENDER PERMITTED?       ARE THERE RESTRICTIONS ON THE AMOUNT
                                        OF THE PARTIAL SURRENDER?
You may make a partial surrender of
your surrender value any time after     Yes. If a requested partial surrender
the first policy year. The amount of a  would cause your policy to be
partial surrender must be $500 or       disqualified as life insurance under
more.                                   the Code, we will not accept your
                                        request. In addition, unless you have
With the Level Option a partial         specified otherwise in writing, if a
surrender will cause a decrease in the  requested partial surrender would
face amount equal to the amount         cause your policy to be classified as
surrendered.                            a modified endowment contract under
                                        the Code, we will not accept your
WHAT IS THE MAXIMUM PARTIAL SURRENDER   request.
PERMITTED?
                                        MAY POLICY PAYMENTS BE DEFERRED?
The maximum amount of partial
surrender permitted at any time is the  We reserve the right to defer
accumulation value minus:               surrender and partial surrender
                                        payments for up to six months from the
     (1)  any policy loan and accrued   date of your written request, if
          loan interest,                surrender and partial surrender
                                        payments are based upon accumulation
     (2)  the surrender charge          values that do not depend on the
                                        investment performance of the variable
     (3)  three (3) months of monthly   separate account. In that case, if we
          charges,                      postpone our payment for more than 31
                                        days, we will pay you interest at the
     (4)  less the partial surrender    guaranteed interest rate shown on the
          transaction charge.           policy data pages for the period
                                        during which payment is postponed.
IS THERE A CHARGE FOR A PARTIAL
SURRENDER?                              In addition, we reserve the right to
                                        defer surrender and partial surrender
For a partial surrender, we charge a    payments, transfers, loans and the
Partial Surrender Transaction Charge    payment of death benefit proceeds for
which is shown on the policy data       the following: (a) for any period
pages.                                  during which the New York Stock
                                        Exchange is closed for trading (except
MAY YOU DIRECT US AS TO HOW PARTIAL     for normal holiday closing); (b) when
SURRENDERS WILL BE TAKEN FROM THE       the Securities and Exchange Commission
ACCUMULATION VALUE?                     has determined that a state of
                                        emergency exists which may make such
You may instruct us as to which         payment impractical, or (c) the
accounts and in which proportions a     Securities and Exchange Commission, by
partial surrender will be taken.        order, permits deferral for the
However, any instruction to take a      protection of owners.
partial surrender from a fixed indexed
account will apply on a pro-rata basis  If mandated under applicable law, we
based on the value in each segment of   may block an owner's policy or
the fixed indexed account.              restrict policy transactions and
                                        thereby refuse to pay any request for
In the absence of any instructions,     transfer, surrender, partial
the partial surrenders will be taken    surrender, loans or death benefit
from your accounts in the following     proceeds until instructions are
order:                                  received from the appropriate
                                        regulator. We may provide additional
     (1)  All partial surrenders will   information about the owner, the
          be taken first from the       policy, and the policy's accounts to
          value in the guaranteed       government regulators.
          interest account.
                                        ADDITIONAL INFORMATION
     (2)  If the partial surrender
          exceeds the value in the      CAN YOU ASSIGN YOUR POLICY?
          guaranteed interest account,
          the remaining amount of the   Your policy may be assigned. The
          partial surrender will be     assignment must be in writing and
          taken from the value in the   filed with us at our home office and,
          variable separate account on  unless you specify otherwise, shall
          a pro-rata basis based on     take effect on the date you sign the
          the value in each             notice of assignment, subject to any
          sub-account.                  payments made or actions taken by us
                                        prior to receipt of this notice. We
     (3)  If the amount of the partial  assume no responsibility for the
          surrender exceeds the value   validity or effect of any assignment
          in the guaranteed interest    of this policy or of any interest in
          and variable separate         it. Any proceeds which become payable
          account, the remaining        to the assignee will be payable in a
          amount of the partial         single sum. Any claim made by an
          surrender will be taken from  assignee will be subject to proof of
          the value in the interim      the assignee's interest and the extent
          account.                      of that interest.

     (4)  If the amount of the partial
          surrender exceeds the value
          in the guaranteed interest,
          variable separate account
          and interim accounts, the
          remaining partial surrender
          will be taken from the value
          in the fixed indexed
          accounts on a pro-rata basis
          based on the amount in each
          segment.


ICC14-20001                                                                   2
                                                              Minnesota Life 20

WHAT IF THE INSURED'S AGE OR GENDER IS  IS THERE A SUICIDE EXCLUSION?
MISSTATED?
                                        If the insured, whether sane or
If the insured's age or gender has      insane, dies by suicide within two
been misstated, we will adjust the      years of the policy date, our
death proceeds detailed on page 2       liability will be limited to an amount
based on what the last monthly charges  equal to the premiums paid for this
would have purchased at the correct     policy less any policy loan, unpaid
age and gender, where permitted by      loan interest, and partial surrenders.
state law. No other adjustment will be
made.                                   If there has been a policy change or
                                        reinstatement for which we required
WHAT ARE THE ADMINISTRATIVE             evidence of insurability, and if the
REQUIREMENTS FOR PROCESSING             insured dies by suicide within two
TRANSACTIONS?                           years from the effective date of the
                                        policy change or reinstatement, our
We will process requested               liability with respect to the policy
transactions, payments and changes      change or reinstatement will be
under this policy only after we have    limited to an amount equal to the
received at our home office all         portion of the monthly charges
requirements in good order according    associated with that policy change or
to our then current procedures. These   reinstatement.
requirements, which may change from
time to time, may include proper        DOES THIS POLICY CONFORM TO INTERSTATE
completion of forms, valid              INSURANCE PRODUCT REGULATION
instructions, and authorizations, or    COMMISSION STANDARDS?
other administrative or evidentiary
requirements.                           Yes. This policy was approved under
                                        the authority of the Interstate
We reserve the right to require you or  Insurance Product Regulation
other persons providing a signature,    Commission and issued under Commission
in connection with a disbursement of    standards. Any provision of this
any amounts under the policy or a       policy which is in conflict with
change in beneficial rights under the   Interstate Insurance Product
policy, to provide a signature          Regulation Commission standards for
guarantee to protect against fraud.     this product type as of that
                                        provision's effective date, is hereby
WHEN DOES YOUR POLICY BECOME            amended to conform to the Interstate
INCONTESTABLE?                          Insurance Product Regulation
                                        Commission standards for this type
After this policy has been in force     product as of the provision's
during the lifetime of the insured for  effective date.
two years from the policy date, we
cannot contest this policy, except for
the nonpayment of premiums or for
fraud, except for those states where
fraud is not allowed as a reason to
contest. If the insured dies within
two years from the policy date, policy
proceeds will not be paid until after
we confirm that the insured was
covered under this policy. Contest
will be based on information in any
application that is material to the
risk accepted or the hazard assumed by
us.

However, if there has been a policy
change or reinstatement for which we
required evidence of insurability,
that policy change or reinstatement
will be contestable for two years
during the lifetime of the insured,
from the effective date of the policy
change or reinstatement.

ICC14-20001                                                                   2
                                                              Minnesota Life 21

VARIABLE UNIVERSAL LIFE DEFENDER
POLICY

FLEXIBLE PREMIUM VARIABLE UNIVERSAL
LIFE INSURANCE WITH INDEX-LINKED
FEATURES

FACE AMOUNT AND PREMIUM MAY BE
ADJUSTED BY THE OWNER.

POLICY MAY TERMINATE BEFORE DEATH OF
THE INSURED EVEN IF PLANNED PREMIUMS
ARE PAID

NONPARTICIPATING

Minnesota Life Insurance Company, a
stock company, is a subsidiary of
Minnesota Mutual Companies, Inc., a
mutual holding company. You are a
member of the Minnesota Mutual
Companies, Inc., which holds its
annual meetings on the first Tuesday
in March of each year at 3 p.m. local
time. The meetings are held at 400
Robert Street North, St. Paul,
Minnesota 55101-2098.

(MINNESOTA LIFE LOGO)